UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

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EXXON MOBIL CORPORATION

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2019 Annual Meeting and Proxy Statement

April 11, 2019

Dear Shareholder:

We invite you to attend the annual meeting of shareholders on Wednesday, May 29, 2019, at the Renaissance Dallas Hotel Conference Center, 2222 North Stemmons Freeway, Dallas, Texas 75207. The meeting will begin promptly at 9:30 a.m. Central Time. At the meeting, you will hear a report on our business and vote on the following items:

•	Election of directors;

•	Ratification of PricewaterhouseCoopers LLP as independent auditors;

•	Advisory vote to approve executive compensation as required by law;

•	Seven shareholder proposals contained in this proxy statement; and

•	Other matters if properly raised.

Only shareholders of record on April 3, 2019, or their proxy holders may vote at the meeting. Attendance at the meeting is limited to shareholders or their proxy holders and ExxonMobil guests. Only shareholders or their valid proxy holders may address the meeting.

This booklet includes the formal notice of the meeting and proxy statement. The proxy statement tells you about the agenda, procedures, and rules of conduct for the meeting. It also describes how the Board operates, gives information about our director candidates, and provides information about the other items of business to be conducted at the meeting.

Financial information is provided separately in the booklet, 2018 Financial Statements and Supplemental Information, enclosed with the proxy materials or made available online to all shareholders.

Your vote is important. Even if you own only a few shares, we want your shares to be represented at the meeting. You can vote your shares by Internet, toll-free telephone call, or proxy card. A Summary of 2019 Proxy Voting Results will be available at exxonmobil.com after the annual shareholders meeting.

To attend the meeting in person, please follow the instructions on page 6. An audio webcast and a report on the meeting will be available on our website at exxonmobil.com.

Sincerely,

Neil A. Hansen Secretary	Darren W. Woods Chairman of the Board

PROXY SUMMARY AND VOTING MAP

Shareholders are asked to consider the materials included in this proxy statement and to vote on the following:

ITEM 1 Election of Directors The Board recommends you vote FOR each of the following candidates.

The Board of Directors has nominated the director candidates below.

All of our nominees currently serve as ExxonMobil directors.

All director nominees have stated that they are willing to serve if elected.

Personal information about each nominee is provided beginning on page 19.

Name, Age	Director Since	ExxonMobil Board Committees						Other Public Company Boards
		AC	CC	BAC	FC	PICC	EC
Susan K. Avery, 69 President Emerita, Woods Hole Oceanographic Institution	2017			✓		✓		None

Angela F. Braly, 57 Former Chairman of the Board, President, and CEO, WellPoint (now Anthem)	2016		✓			C		Brookfield Asset Management; Lowe’s; Procter & Gamble

Ursula M. Burns, 60 Chairman of the Board and CEO, VEON	2012	C			✓		✓	Nestlé; VEON

Kenneth C. Frazier, 64 Chairman of the Board, President, and CEO, Merck & Co.	2009		✓	C			✓	Merck

Steven A. Kandarian, 67 Chairman of the Board, President, and CEO, MetLife	2018		✓			✓		MetLife; AECOM

Douglas R. Oberhelman, 66 Former Chairman of the Board and CEO, Caterpillar	2015	✓			✓			Bombardier

Samuel J. Palmisano, 67 Former Chairman of the Board, President, and CEO, IBM	2006		C	✓			✓	American Express

Steven S Reinemund, 71 PD Former Chairman of the Board and CEO, PepsiCo	2007			✓		✓	✓	GS Acquisition Holdings; Marriott; Walmart

William C. Weldon, 70 Former Chairman of the Board and CEO, Johnson & Johnson	2013	✓			✓			CVS Caremark; JPMorgan Chase

Darren W. Woods, 54 C Chairman of the Board and CEO, Exxon Mobil Corporation	2016				C		C	None

C	Chairman	AC	Audit Committee	FC	Finance Committee
PD	Presiding Director	CC	Compensation Committee	PICC	Public Issues and Contributions Cmt.
✓	Member	BAC	Board Affairs Committee	EC	Executive Committee

2019 Proxy Statement	1

Director Attendance

During 2018, the ExxonMobil Board met nine times. Directors, on average, attended approximately 99 percent of Board and committee meetings during 2018. No director attended less than 75 percent of such meetings. ExxonMobil’s non-employee directors held seven executive sessions in 2018.

9	99%
Board meetings during 2018	Director average attendance

Board Highlights

The ExxonMobil Board is comprised of directors with a diverse mix of backgrounds, knowledge, and skills.

“ExxonMobil recognizes the strength and effectiveness of the Board reflects the balance, experience, and diversity of the individual directors; their commitment; and importantly, the ability of directors to work effectively as a group in carrying out their responsibilities. ExxonMobil seeks candidates with diverse backgrounds who possess knowledge and skills in areas of importance to the Corporation.”

– ExxonMobil Director Selection Guidelines

Board Tenure

The Board actively refreshes its membership, reflected in an average tenure for non-employee directors that is lower than the applicable Standard & Poor’s 500 average of 8.1 years.

6.5
Average tenure of non- employee directors

ExxonMobil’s director competencies/profiles include:

Risk Management

10 of 10 Directors

Large/Complex Organizations

10 of 10 Directors

Scientific/Technical/Research

7 of 10 Directors

Current/Former CEO/Field Prominence

10 of 10 Directors

Gender Diversity

3 of 10 Directors

Race/Ethnic Diversity

2 of 10 Directors

Independence

9 of 10 Directors

Additional information about director

leadership and oversight can be found beginning on page 7.

Additional information about director

qualifications and competencies can be found beginning on page 9.

Additional information about director

tenure can be found on page 12.

2	2019 Proxy Statement

ITEM 2 Ratification of Independent Auditors The Board recommends you vote FOR this proposal.

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) to audit ExxonMobil’s financial statements for 2019.	Additional information about the Audit Committee’s appointment of PwC and PwC’s fees for 2017 and 2018 can be found beginning on page 27.
You are asked to ratify that appointment.

ITEM 3 Advisory Vote to Approve Executive Compensation The Board recommends you vote FOR this proposal.

ExxonMobil asks you to vote on a non-binding resolution to approve the compensation of the Named Executive Officers.	Additional information about ExxonMobil’s compensation program can be found beginning on page 30.

ITEMS 4 through 10 Shareholder Proposals The Board recommends you vote AGAINST each of these proposals.

You will have the opportunity to vote on shareholder proposals submitted to ExxonMobil.	The text of these proposals, the proponents’ statements in support, and ExxonMobil’s responses can be found beginning on page 58.

2019 Proxy Statement	3

GENERAL INFORMATION

Who May Vote

Shareholders of ExxonMobil, as recorded in our stock register on April 3, 2019, may vote at the meeting.

How to Vote

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on May 29, 2019:

The 2019 Proxy Statement, 2018 Summary Annual Report, and 2018 Financial Statements are available at www.edocumentview.com/xom.

Notice and Access

We distribute proxy materials to many shareholders via the Internet under the Securities and Exchange Commission’s (“SEC’s”) “Notice and Access” rules, thereby capturing cost and environmental benefits. On or about April 11, 2019, we mailed a Notice Regarding the Availability of Proxy Materials (“Notice”) that contains information about our 2019 annual shareholders meeting and instructions on how to view all proxy materials on the Internet. Also included are instructions on how to vote and how to request a paper or e-mail copy of the proxy materials.

Electronic Delivery of Proxy Statement and Annual Report Documents

For shareholders receiving proxy materials by mail, you can elect to receive an e-mail in the future that will provide electronic links to these documents. Opting to receive your proxy materials online will save the Company the cost of producing and mailing documents to your home or business, and will also give you an electronic link to the proxy voting site.

•

Shareholders of Record: If you vote on the Internet at www.investorvote.com/exxonmobil, simply follow the prompts for enrolling in the electronic proxy delivery service. You may enroll in the electronic proxy delivery service at any time in the future by going directly to www.computershare.com/exxonmobil. You may also revoke an electronic delivery election at this site at any time.

•

Beneficial Shareholders: If you hold your shares in a brokerage account, you may also have the opportunity to receive copies of the proxy materials electronically. Please check the information provided in the proxy materials mailed to you by your bank or broker regarding the availability of this service.

How Proxies Work

ExxonMobil’s Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct.

4	2019 Proxy Statement

If your shares are held in your name, you can vote by proxy in one of three convenient ways:

Via Internet	By telephone	In writing

Follow the instructions at

www.investorvote.com/exxonmobil.

You will need to have your proxy card or

Notice in hand. At this website, you can

elect to access future proxy statements

and annual reports via the Internet.

Call toll-free 1-800-652-8683 or 1-781-575-2300 (outside the United States, Canada, and Puerto Rico), and follow the instructions. You will need to have your proxy card or Notice in hand.

Complete, sign, date, and return your

proxy card in the enclosed envelope. If

you receive a Notice and would like to

vote in writing, please follow the

instructions in the Notice to obtain

paper proxy materials.

Your proxy card covers all shares registered in your name and shares held in your Computershare Investment Plan account. If you own shares in the ExxonMobil Savings Plan for employees and retirees, your proxy card also covers those shares.

If you give us your signed proxy but do not specify how to vote, we will vote your shares as follows:

•	For the election of our director candidates;

•	For ratification of the appointment of independent auditors;

•	For approval of the compensation of the Named Executive Officers; and

•	As recommended by the Board with respect to shareholder proposals.

If you hold shares through someone else, such as a stockbroker, you will receive materials from that firm asking how you want to vote. Check the voting form used by that firm to see if it offers Internet or telephone voting.

Voting Shares in the ExxonMobil Savings Plan

The Trustee of the ExxonMobil Savings Plan will vote Plan shares as participants direct. To the extent participants do not give instructions, the Trustee will vote shares as it thinks best. The proxy card serves to give voting instructions to the Trustee.

Revoking a Proxy

You may revoke your proxy before it is voted at the meeting by:

•	Submitting a new proxy with a later date via a proxy card, the Internet, or by telephone;

•	Notifying ExxonMobil’s Secretary in writing before the meeting; or

•	Voting in person at the meeting.

Confidential Voting

Independent inspectors count the votes. Your individual vote is kept confidential from us unless special circumstances exist. For example, a copy of your proxy card will be sent to us if you write comments on the card.

Quorum

In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Treasury shares, which are shares owned by ExxonMobil itself, are not voted and do not count for this purpose.

2019 Proxy Statement	5

Votes Required

•

Election of Directors Proposal: Under ExxonMobil’s bylaws, a director nominee must receive a majority of votes cast in order to be elected to the Board of Directors in a non-contested election. In a contested election (in which the number of nominees exceeds the number of directors to be elected), the plurality vote standard under New Jersey law would apply. Under plurality voting, the director nominee with the most votes for a particular seat is elected for that seat. Abstentions and broker non-votes are not counted for purposes of the election of directors. A broker non-vote occurs when a bank, broker, or other holder of record that is holding shares for a beneficial owner does not vote on a particular proposal because the record holder does not have discretionary voting power and has not received instructions from the beneficial owner. If you own shares through a broker, you must give the broker instructions to vote your shares in the election of directors. Otherwise, your shares will not be voted.

Our Corporate Governance Guidelines, which can be found in the Corporate Governance section of our website at exxonmobil.com/governance, state that all directors will stand for election at the annual meeting of shareholders. In any non-contested election of directors, any director nominee who receives a greater number of votes AGAINST his or her election than votes FOR such election shall tender his or her resignation. Within 90 days after certification of the election results, the Board of Directors will decide, through a process managed by the Board Affairs Committee and excluding the nominee in question, whether to accept the resignation. Absent a compelling reason for the director to remain on the Board, the Board shall accept the resignation. The Board will promptly disclose its decision and, if applicable, the reasons for rejecting the tendered resignation on Form 8-K filed with the Securities and Exchange Commission.

•

Other Proposals: Approval of the ratification of the appointment of independent auditors, the advisory vote to approve executive compensation, and the shareholder proposals require the favorable vote of a majority of votes cast. Only votes FOR or AGAINST these proposals count.

Abstentions count for quorum purposes, but not for voting. Broker non-votes count as votes FOR the ratification of the appointment of independent auditors but do not count for voting on any of the other proposals.

Annual Meeting Admission

Only shareholders or their proxy holders and ExxonMobil guests may attend the meeting.

For safety and security reasons, cameras, smartphones, recording equipment, electronic devices, computers, large bags, briefcases, packages, and firearms or other weapons will not be permitted in the building. In addition, each shareholder and ExxonMobil guest will be asked to present valid government-issued picture identification, such as a driver’s license, before being admitted to the meeting.

For registered shareholders, an admission ticket is the upper part of your proxy card or the full Notice. Please bring the admission ticket with you to the meeting.

If your shares are held in the name of your broker, bank, or other nominee, you must bring to the meeting an account statement or letter from the nominee indicating that you beneficially owned the shares on April 3, 2019, the record date for voting. You may receive an admission ticket in advance by sending a written request with proof of ownership to the address listed below under Contact Information.

Shareholders who do not present admission tickets at the meeting will be admitted only upon verification of ownership at the admission counter.

  Audio Webcast of the Annual Meeting

You are invited to visit our website at exxonmobil.com to hear the audio webcast at 9:30 a.m. Central Time, on Wednesday, May 29, 2019. An archived copy of this webcast will be available for one year.

6	2019 Proxy Statement

Conduct of the Meeting

The Chairman has broad responsibility and legal authority to conduct the annual meeting in an orderly and timely manner. This authority includes establishing rules for shareholders who wish to address the meeting. Only shareholders or their valid proxy holders may address the meeting. Copies of these rules will be available at the meeting. The Chairman may also exercise broad discretion in recognizing shareholders who wish to speak and in determining the extent of discussion on each item of business. In light of the number of business items on this year’s agenda and the need to conclude the meeting within a reasonable period of time, we cannot ensure that every shareholder who wishes to speak on an item of business will be able to do so.

Dialogue can usually be better accomplished with interested parties outside the meeting and, for this purpose, we have provided a method on our website at exxonmobil.com/directors for raising issues and contacting the non-employee directors either in writing or electronically. The Chairman may also rely on applicable law regarding disruptions or disorderly conduct to ensure that the meeting is conducted in a manner that is fair to all shareholders. Shareholders making comments during the meeting must do so in English so that the majority of shareholders present can understand what is being said.

Contact Information

If you have questions or need more information about the annual meeting, write to Mr. Neil A. Hansen, Secretary, Exxon Mobil Corporation, 5959 Las Colinas Boulevard, Irving, TX 75039-2298. Alternatively, call us at 1-972-940-6715 or send a fax to 1-972-940-6748.

For information about shares registered in your name or your Computershare Investment Plan account, call ExxonMobil Shareholder Services at 1-800-252-1800 or 1-781-575-2058 (outside the United States, Canada, and Puerto Rico), or access your account via the website at www.computershare.com/exxonmobil. We also invite you to visit ExxonMobil’s website, where investor information can be found at exxonmobil.com/investor. Website materials are not part of this proxy solicitation.

BOARD OF DIRECTORS

Corporate Governance

Overview

The Board of Directors and its committees perform a number of functions for ExxonMobil and its shareholders, including:

•	Overseeing the management of the Company on your behalf, including oversight of risk management;

•	Reviewing ExxonMobil’s long-term strategic plans;

•	Exercising direct decision-making authority in key areas, such as declaring dividends;

•	Selecting the Chief Executive Officer (“CEO”) and evaluating the CEO’s performance; and

•	Reviewing development and succession plans for ExxonMobil’s top executives.

The Board has adopted Corporate Governance Guidelines that govern the structure and functioning of the Board and set out the Board’s position on a number of governance issues. A copy of our current Corporate Governance Guidelines is posted on our website at exxonmobil.com/guidelines.

At least annually, the Board and each of the Board committees conduct an evaluation of its performance and effectiveness. Any potential changes to the committees’ charters are also considered at least once a year.

2019 Proxy Statement	7

Risk Oversight

Risk oversight is the responsibility of the full Board of Directors. The Board throughout the year participates in reviews with management on the Company’s business, including identified risk factors. As a whole, the Board reviews litigation and other legal matters; political contributions, budget, and policy; lobbying costs; developments in climate science and policy; the Energy Outlook, which projects world energy supply and demand to 2040; stewardship of business performance; and long-term strategic plans.

The Board and/or the Public Issues and Contributions Committee visit an ExxonMobil operations site each year. These visits allow the directors to better understand local issues and to discuss issues such as safety, environmental performance, technology, products, industry and corporate standards, and community involvement associated with the Company’s business.

In addition, existing committees help the Board carry out its responsibility for risk oversight by focusing on specific key areas of risk:

•    The Audit Committee oversees risks associated with financial and accounting matters, including compliance with legal and regulatory requirements, and the Company’s financial reporting and internal control systems. The Committee also periodically reviews cybersecurity risks and preparedness and ExxonMobil’s overall risk management approach and structure.

•   The Board Affairs Committee oversees risks associated with corporate governance, including Board structure and succession planning.

•   The Compensation Committee helps ensure that the Company’s compensation policies and practices encourage long-term focus, support the retention and development of executive talent, and discourage excessive risk taking.

•   The Public Issues and Contributions Committee oversees operational risks such as those relating to employee and community safety, health, environmental performance, including actions taken to address climate-related risks, and security matters.

• The Finance Committee oversees risks associated with financial instruments, financial policies and strategies, and capital structure.

The Board receives regular updates from the committees, and believes this structure is best for overseeing risk.

Board Leadership Structure

The Board believes that the decision as to who should serve as Chairman and/or CEO is the proper responsibility of the Board. The Board retains authority to amend the bylaws to separate the positions of Chairman and CEO at any time and will carefully consider the pros and cons of such separation or combination. At the present time, the Board believes the interests of all shareholders are best served through a leadership model with a combined Chairman/CEO position and an independent Presiding Director.

The current CEO possesses an in-depth knowledge of the Company; its integrated, multinational operations; the evolving energy industry supply and demand fundamentals; and the array of challenges to be faced. This knowledge was gained through more than 26 years of successful experience in progressively more senior positions, including domestic and international responsibilities.

The Board believes that these experiences and other insights put the CEO in the best position to provide broad leadership for the Board as it considers strategy and as it exercises its fiduciary responsibilities to shareholders. Further, the Board has demonstrated its commitment and ability to provide independent oversight of management.

8	2019 Proxy Statement

The Board is comprised entirely of independent directors except for the CEO, and 100 percent of the Audit, Compensation, Board Affairs, and Public Issues and Contributions Committee members are independent. Each independent director has access to the CEO and other Company executives on request, may call meetings of the independent directors, and may request agenda topics to be added or dealt with in more detail at meetings of the full Board or an appropriate Board committee.

In addition, after considering evolving governance practices and shareholder input regarding Board independence, the Board established the role of Presiding Director. The Board believes the Presiding Director provides effective independent Board leadership. Steven S Reinemund serves as Presiding Director and is expected to remain in the position at least through the annual meeting of shareholders. In accordance with the specific duties prescribed in the Corporate Governance Guidelines, the Presiding Director chairs and approves the agenda for executive sessions of the independent directors, which are held several times per year, normally coincident with meetings of the Board and without the CEO or other management present; chairs meetings of the Board in the absence of the Chairman; and works closely with the Chairman in developing Board agendas, topics, schedules, and in reviewing materials provided to the directors.

Director Qualifications

The Board has adopted guidelines outlining the qualifications sought when considering non-employee director candidates. These Guidelines for the Selection of Non-Employee Directors (“Selection Guidelines”), which are published on our website at exxonmobil.com/directorguidelines, are reviewed annually and state in part:

“ExxonMobil recognizes the strength and effectiveness of the Board reflects the balance, experience, and diversity of the individual directors; their commitment; and importantly, the ability of directors to work effectively as a group in carrying out their responsibilities. ExxonMobil seeks candidates with diverse backgrounds who possess knowledge and skills in areas of importance to the Corporation.”

The qualifications we consider for director candidates include:

•	Individuals who have achieved prominence in their fields;

•	Diversity of experiences and backgrounds, including gender and race/ethnic diversity;

•

Experience and demonstrated expertise in managing large, relatively complex organizations, such as that of CEOs or next-level executives of a significant company or organization with global responsibilities;

•	Financial and other risk management expertise;

•	Experience on one or more boards of significant public or non-profit organizations;

•	Expertise resulting from significant academic, scientific, or research activities; and

•	Experience with cyclical businesses, such as commodities.

Other considerations include:

•	A substantial majority of the Board must meet independence standards as described in the Corporate Governance Guidelines;

•	All candidates must be free from any relationship with management or the Corporation that would interfere with the exercise of independent judgment;

•	Candidates should be committed to representing the interests of all shareholders and not any particular constituency; and

•	The Board must include members who satisfy legal and stock exchange requirements for certain Board committees.

2019 Proxy Statement	9

The Board is comprised of directors with an effective mix of backgrounds, knowledge, and skills that the Board considers helpful in fulfilling its oversight role. The chart below provides a summary of the collective competencies of the Board nominees and explains why these are important:

Director Qualifications	Competencies and Relevance to ExxonMobil	Board Composition
Individuals who have achieved prominence in their fields

Current CEO / Former CEO / Field Prominence

Experience serving as a CEO or other prominent leader provides unique perspectives to help the Board independently oversee ExxonMobil’s CEO and management. Having this experience also increases the Board’s understanding and appreciation of the many facets of modern international organizations, including strategic planning, financial reporting and compliance, and risk oversight.

Experience and demonstrated expertise in managing large, relatively complex organizations, such as CEOs or next- level executives of a significant company or organization with global responsibilities

Large / Complex Organizations

ExxonMobil is among the largest corporate groups in the world. Experience leading a large organization provides practical insights on the challenges and opportunities that such complex businesses face.

Global Business Leadership

ExxonMobil conducts business around the world. Having a global business perspective aids the Board in understanding diverse business environments, economic conditions, and cultures associated with our global workforce and activities.

Operational Experience

Our Company operates in many different places and under varied conditions. Having experience with operational matters and requirements assists the Board in understanding the issues that may face ExxonMobil in its worldwide activities, including maintenance needs, labor relations, and regulatory requirements.

Financial or other risk management expertise

Financial Experience

ExxonMobil’s business involves complex financial management, capital allocation, and reporting issues. An understanding of finance and financial reporting is valuable in order to promote effective capital allocation, robust controls, and oversight.

Risk Management

The scale, scope, and complexity of ExxonMobil’s business raises a multitude of interdependent risks, which can vary over time. Experience in effectively identifying, prioritizing, and managing a broad spectrum of risks can help the Board appreciate, anticipate, and assist the Company in managing the risks that face its varied businesses.

Experience on one or more boards of significant public or non-profit organizations	Public Company Board An understanding of public company reporting responsibilities and the issues commonly faced by public companies is important to navigating governance issues faced by ExxonMobil.
Expertise resulting from significant academic, scientific, or research activities

Scientific / Technical / Research Experience

ExxonMobil is a leader in research and technology, from finding and producing oil and gas, to developing new products, mitigating emissions, and protecting the environment. It is helpful for Board members to have these competencies, as science and technology are cornerstones to our businesses.

Experience with cyclical businesses, such as commodities

Commodity / Cyclical Business Experience
Understanding the unique challenges of a cyclical or commodity business like ours provides helpful insights for assessing Company strategies, challenges, and opportunities.

10	2019 Proxy Statement

Diversity of experiences and backgrounds, including gender and race/ethnicity, is also an important consideration for ExxonMobil Board members. The charts below reflect the gender, race/ethnicity, and age diversity of the Board.

Strong Board Gender and Race/Ethnic Diversity

Director Independence

Our Corporate Governance Guidelines require that a substantial majority of the Board consists of independent directors. In general, the Guidelines require that an independent director must have no material relationship with ExxonMobil, directly or indirectly, except as a director. The Board determines independence on the basis of the standards specified by the New York Stock Exchange (“NYSE”), the additional standards referenced in our Corporate Governance Guidelines, and other facts and circumstances the Board considers relevant.

Under ExxonMobil’s Corporate Governance Guidelines, a director will not be independent if a reportable “related person transaction” exists with respect to that director or a member of the director’s family for the current or most recently completed fiscal year. See the Guidelines for Review of Related Person Transactions posted on the Corporate Governance section of our website and described in more detail under Related Person Transactions and Procedures on pages 13 and 14.

The Board has reviewed relevant relationships between ExxonMobil and each non-employee director and director nominee to determine compliance with the NYSE standards and ExxonMobil’s additional standards. The Board has also evaluated whether there are any other facts or circumstances that might impair a director’s independence. Based on that review, the Board has determined that all ExxonMobil non-employee directors and nominees are independent. The Board has also determined that each member of the Audit, Board Affairs, Compensation, and Public Issues and Contributions Committees (see membership table on page 15) is independent based on both applicable NYSE standards and the Company’s independence standards for each of these committees. The Company’s standards for each committee are included in their respective charters and are posted on our website at exxonmobil.com/guidelines. Website materials are not part of this proxy statement or the accompanying solicitation.

In recommending that each director and nominee be found independent, the Board Affairs Committee reviewed the following transactions, relationships, or arrangements. All matters described below fall within the NYSE and ExxonMobil independence standards.

Name	Matters Considered
U.M. Burns	Ordinary course business with VEON (purchases of telecommunication services)
K.C. Frazier	Ordinary course business with Merck (purchases of pharmaceuticals; sales of chemicals and oils)
S.A. Kandarian	Ordinary course business with MetLife (purchases of employee life insurance and other benefits)

2019 Proxy Statement	11

Board Succession

As noted in the committee information that follows, the Board Affairs Committee is responsible for identifying director candidates. The Committee seeks new candidates in several ways:

•

Recommendations made by the non-employee directors. These recommendations are developed based on the directors’ own knowledge and experience in a variety of fields and on the research conducted by ExxonMobil staff at the Committee’s direction.

•	Engagement of an executive search firm. The firm brings forward potential director candidates for the Committee to consider and helps research candidates identified by the Committee.

•	Recommendations made by employee directors, shareholders, and others.

All recommendations, regardless of the source, are evaluated on the same basis against the criteria contained in the Selection Guidelines. The Committee has also instructed its executive search firm to include diversity as part of the candidate search criteria.

Shareholders may send recommendations for director candidates to the Secretary at the address given under Contact Information on page 7. A submission recommending a candidate should include:

•	Sufficient biographical information to allow the Committee to evaluate the candidate in light of the Selection Guidelines;

•	Information concerning any relationship between the candidate and the shareholder recommending the candidate; and

•	Material indicating the willingness of the candidate to serve if nominated and elected.

The procedures by which shareholders may recommend nominees have not changed materially since last year’s proxy statement.

The Company seeks to have a diverse Board representing a range of backgrounds, knowledge, and skills relevant to the Company’s business and the needs of the Board, and as part of the search process, considers highly qualified candidates, including women and minorities. The Committee does not use quotas but considers diversity along with the other requirements of the Selection Guidelines when evaluating potential new directors.

Board Tenure

The Board does not impose tenure limits on its directors, other than a mandatory retirement age of 72 and the requirement to stand for election annually. Given the complexity and breadth of our business and its long investment horizons, the Board considers longevity of service and experience of great value. The Board also believes that its director compensation approach, which limits the vesting of restricted shares until retirement, closely aligns directors with the interests of long-term shareholders. The Board seeks to achieve a balance of diversity and experience in the composition of the Board.

All ExxonMobil directors stand for election at the annual meeting. Non-employee directors cannot stand for election after they have reached age 72, unless the Board makes an exception on a case-by-case basis. Employee directors resign from the Board when they are no longer employed by ExxonMobil.

As of April 1, 2019, the average tenure of non-employee directors standing for election is 6.5 years, well below the average of S&P 500 companies of 8.1 years (per 2018 Spencer Stuart Board Index).

Non-Employee Director Tenure

22%	45%	11%	22%
< 3 years	3-6 years	7-10 years	11+ years

12	2019 Proxy Statement

Related Person Transactions and Procedures

In accordance with SEC rules, ExxonMobil maintains Guidelines for Review of Related Person Transactions (“Related Person Transaction Guidelines”). These guidelines are available on the Corporate Governance section of our website.

In accordance with the Related Person Transaction Guidelines, all executive officers, directors, and director nominees are required to identify, to the best of their knowledge after reasonable inquiry, business and financial affiliations involving themselves or their immediate family members that could reasonably be expected to give rise to a reportable related person transaction. Covered persons must also advise the Secretary of the Corporation promptly of any change in the information provided, and will be asked periodically to review and reaffirm their information.

For the above purposes, “immediate family member” includes a person’s spouse, parents, siblings, children, in-laws, and step-relatives.

Based on this information, the Company’s own records are reviewed and follow-up inquiries are made as may be necessary to identify potentially reportable transactions. A report summarizing such transactions and including a reasonable level of detail is then provided to the Board Affairs Committee. The Committee oversees the Related Person Transaction Guidelines generally and reviews specific items to assess materiality.

In assessing materiality for this purpose, information will be considered material if, in light of all circumstances, there is a substantial likelihood that a reasonable investor would consider the information important in deciding whether to buy or sell ExxonMobil stock or in deciding how to vote shares of ExxonMobil stock. A director will abstain from the decision on any transactions involving that director or his or her immediate family members.

Under SEC rules, certain transactions are deemed not to involve a material interest (including transactions in which the amount involved in any 12-month period is less than $120,000 and transactions with entities where a related person’s interest is limited to service as a non-employee director). In addition, based on a consideration of ExxonMobil’s facts and circumstances, the Committee will presume that the following transactions do not involve a material interest for purposes of reporting under SEC rules:

•

Transactions in the ordinary course of business with an entity for which a related person serves as an executive officer, provided: (1) the affected director or executive officer did not participate in the decision on the part of ExxonMobil to enter into such transactions; and (2) the amount involved in any related category of transactions in a 12-month period is less than 1 percent of the entity’s gross revenues;

•

Grants or membership payments in the ordinary course of business to nonprofit organizations, provided: (1) the affected director or executive officer did not participate in the decision on the part of ExxonMobil to make such payments; and (2) the amount of general purpose grants in a 12-month period is less than 1 percent of the recipient’s gross revenues;

•

Payments under ExxonMobil plans and arrangements that are available generally to U.S. salaried employees (including contributions under the ExxonMobil Foundation’s Educational and Cultural Matching Gift Programs and payments to providers under ExxonMobil health care plans); and

•

Employment by ExxonMobil of a family member of an executive officer, provided the executive officer does not participate in decisions regarding the hiring, performance evaluation, or compensation of the family member.

Transactions or relationships not covered by the above standards will be assessed by the Board Affairs Committee on the basis of the specific facts and circumstances.

Unless otherwise noted, the following disclosures are made as of February 26, 2019 which is the date of the most recent Board Affairs Committee review of potential related person transactions.

ExxonMobil and its affiliates have more than 70,000 employees around the world and employees related by birth or marriage may be found at all levels of the organization. ExxonMobil employees do not receive preferential treatment by reason of being related to an executive officer, and executive officers do not participate in hiring, performance

2019 Proxy Statement	13

evaluation, or compensation decisions for family members. ExxonMobil’s employment guidelines state, “Relatives of Company employees may be employed on a non-preferential basis. However, an employee should not be employed by or assigned to work under the direct supervision of a relative, or to report to a supervisor who in turn reports to a relative of the employee.”

Several current ExxonMobil executive officers and retirees who served as executive officers in 2018 have family members who are employed by the Corporation or its affiliates and whose current annualized compensation (including benefits) exceeds the SEC disclosure threshold: N.A. Hansen (Vice President – Investor Relations and Secretary) has a brother-in-law employed by ExxonMobil Development Company; L.M. Mallon (President – ExxonMobil Development Company) has a son employed by ExxonMobil Development Company; R.N. Schleckser (Vice President and Treasurer) has a brother employed by ExxonMobil Research and Engineering Company; J.M. Spellings, Jr. (Vice President and General Tax Counsel) has a son employed by ExxonMobil Pipeline Company; T.J. Wojnar, Jr. (Vice President – Corporate Strategic Planning) has a son-in-law employed by ExxonMobil Fuels & Lubricants Company; and J.J. Woodbury (retired former Vice President – Investor Relations and Secretary) has a son employed by XTO Energy Inc. Consistent with ExxonMobil’s Related Person Transaction Guidelines as described above, these relationships are not considered to be material within the meaning of the related person transaction disclosure rules.

S.N. Ortwein (retired former President, XTO Energy Inc) has a brother-in-law currently serving as Chief Executive Officer of Oracle Corporation. In the ordinary course of our business, ExxonMobil purchases a variety of computer technology and services from Oracle. Ms. Ortwein had no involvement in decisions regarding ExxonMobil’s business with Oracle and the annual volume of such business is well below the categorical threshold established in ExxonMobil’s Related Person Transaction Guidelines. R.M. Ebner (Vice President and General Counsel) has a brother-in-law who is a partner of a law firm that performs limited work for ExxonMobil. Mr. Ebner’s brother-in-law does not work on ExxonMobil’s account and Mr. Ebner is recused from any involvement in decisions to retain the firm. Therefore, these relationships are not considered to be material within the meaning of the related person transaction disclosure rules.

The Board Affairs Committee also reviewed ExxonMobil’s ordinary course business with companies for which non-employee directors or their immediate family members serve as executive officers. The Committee determined that, in accordance with the categorical standards described above, none of those matters represent reportable related person transactions. See Director Independence on page 11.

The Committee also determined that no related person transactions occurred during the year involving any of the investors who have reported ownership of more than 5 percent of ExxonMobil’s outstanding common stock. See Certain Beneficial Owners on page 26.

ExxonMobil is not aware of any related person transactions required to be reported under applicable SEC rules since the beginning of the last fiscal year where our policies and procedures did not require review, or where such policies and procedures were not followed.

The Corporation’s Related Person Transaction Guidelines are intended to assist the Corporation in complying with its disclosure obligations under SEC rules. These procedures are in addition to, not in lieu of, the Corporation’s Code of Ethics and Business Conduct.

Code of Ethics and Business Conduct

The Board maintains policies and procedures (referred to in this proxy statement as the “Code”) that represent both the code of ethics for the principal executive officer, principal financial officer, and principal accounting officer under SEC rules, and the code of business conduct and ethics for directors, officers, and employees under NYSE listing standards. The Code applies to all directors, officers, and employees. The Code includes a Conflicts of Interest Policy under which directors, officers, and employees are expected to avoid any actual or apparent conflict between their own personal interests and the interests of the Corporation.

The Code is posted on the ExxonMobil website at exxonmobil.com/code. The Code is also included as an exhibit to our Annual Report on Form 10-K. Any amendment of the Code will be posted promptly on ExxonMobil’s website.

14	2019 Proxy Statement

The Corporation maintains procedures for administering and reviewing potential issues under the Code, including procedures that allow employees to make complaints without identifying themselves. The Corporation also conducts periodic mandatory business practice training sessions, and requires regular employees and non-employee directors to complete annual compliance certifications.

The Board Affairs Committee will initially review any suspected violation of the Code involving an executive officer or director and will report its findings to the Board. The Board does not envision that any waiver of the Code will be granted. Should such a waiver occur, it will be promptly disclosed on ExxonMobil’s website.

Board Meetings and Annual Meeting Attendance

The Board met nine times in 2018. ExxonMobil’s incumbent directors, on average, attended approximately 99 percent of Board and committee meetings during 2018. No director attended less than 75 percent of such meetings. ExxonMobil’s non-employee directors held seven executive sessions in 2018.

As specified in our Corporate Governance Guidelines, it is ExxonMobil’s policy that directors should make every effort to attend the annual meeting of shareholders. All incumbent directors attended last year’s meeting.

Board Committees

The Board appoints committees to help carry out its duties. Board committees work on key issues in greater detail than would be possible at full Board meetings. Only non-employee directors may serve on the Audit, Compensation, Board Affairs, and Public Issues and Contributions Committees. Each committee has a written charter. The charters are posted on the Corporate Governance section of our website at exxonmobil.com/governance.

The table below shows the current membership of each Board committee and the number of meetings each committee held in 2018.

Director	Audit	Compensation	Board Affairs	Finance	Public Issues and Contributions	Executive(1)
S.K. Avery			✓		✓
A.F. Braly		✓			C
U.M. Burns	C			✓		✓
K.C. Frazier		✓	C			✓
S.A. Kandarian		✓			✓
D.R. Oberhelman	✓			✓
S.J. Palmisano		C	✓			✓
S.S Reinemund			✓		✓	✓
W.C. Weldon	✓			✓
D.W. Woods				C		C
2018 Meetings	11	6	6	2	4	0

C = Chair    ✓ = Member            (1) Other directors serve as alternate members on a rotational basis

Below is additional information about each Board committee.

Board Affairs Committee

The Board Affairs Committee serves as ExxonMobil’s nominating and corporate governance committee. Its responsibilities include:

•	Recommendation of director candidates;

•	Review of non-employee director compensation;

•	Review of other corporate governance practices, including the Corporate Governance Guidelines;

2019 Proxy Statement	15

•	Review of any issue involving an executive officer or director under ExxonMobil’s Code of Ethics and Business Conduct; and

•	Administration of ExxonMobil’s Related Person Transaction Guidelines.

The Committee also administers provisions of the Corporate Governance Guidelines that require a director to tender a resignation when there is a substantial change in the director’s circumstances. The Committee reviews the relevant facts to determine whether the director’s continued service would be appropriate and makes a recommendation to the Board.

Another responsibility of the Committee is to review and make recommendations to the Board regarding the compensation of the non-employee directors. The Committee uses an independent consultant, Pearl Meyer & Partners, LLC (“Pearl Meyer”), to provide information on current developments and practices in director compensation. Pearl Meyer is the same consultant retained by the Compensation Committee to advise on executive compensation, but performs no other work for ExxonMobil.

The Guidelines for the Selection of Non-Employee Directors describe the qualifications the Committee looks for in director candidates. These Selection Guidelines, as well as the Committee’s charter, are posted on the Corporate Governance section of our website.

Audit Committee

The Audit Committee oversees accounting and internal control matters. Its responsibilities include oversight of:

•	Management’s conduct of the Corporation’s financial reporting process;

•	The integrity of the financial statements and other financial information provided by the Corporation to the SEC and the public;

•	The Corporation’s system of internal accounting and financial controls;

•	The Corporation’s compliance with legal and regulatory requirements;

•	The performance of the Corporation’s internal audit function;

•	The independent auditors’ qualifications, performance, and independence; and

•	The annual independent audit of the Corporation’s financial statements.

The Committee has direct authority and responsibility to appoint (subject to shareholder ratification), compensate, retain, and oversee the independent auditors.

The Committee also prepares the report that SEC rules require be included in the Corporation’s annual proxy statement. This report is on pages 27 and 28.

The Audit Committee has adopted specific policies and procedures for pre-approving fees paid to the independent auditors. Under the Audit Committee’s approach, an annual program of work is approved each October for the following categories of services: Audit, Audit-Related, and Tax. Additional engagements may be brought forward from time to time for pre-approval by the Audit Committee. Pre-approvals apply to engagements within a category of service, and cannot be transferred between categories. If fees might otherwise exceed pre-approved amounts for any category of permissible services, the incremental amounts must be reviewed and pre-approved prior to commitment. The complete text of the Audit Committee’s pre-approval policies and procedures, as well as the Committee’s charter, is posted on the Corporate Governance section of ExxonMobil’s website.

The Board has determined that all members of the Committee are financially literate within the meaning of the NYSE standards, and that Ms. Burns, Mr. Oberhelman, and Mr. Weldon are “audit committee financial experts” as defined in the SEC rules.

16	2019 Proxy Statement

Compensation Committee

The Compensation Committee is comprised exclusively of non-employee, independent directors, and oversees compensation for ExxonMobil’s senior executives (including salary, bonus, and performance share awards), as well as succession planning for key executive positions. The Committee’s charter is available on the Corporate Governance section of our website.

During 2018, the Committee took the following actions:

•	Reviewed and approved the corporate goals and objectives relevant to the compensation of the CEO;

•	Reviewed the Corporation’s business results and progress on strategic plans during the year with ExxonMobil’s CEO and other senior executives;

•	Carefully considered the results of the 2018 advisory vote on executive compensation;

•

Assessed each element of the Company’s compensation program and practices, and confirmed that they do not create any material adverse risks for the Company. The key design features of the compensation program that discourage executives from taking inappropriate risk are described in detail in this proxy statement (see pages 32, and 45 to 48);

•	Discussed the Company’s executive compensation program with its independent consultant;

•	Established the aggregate annual ceilings for the 2018 short-term and long-term incentive award programs taking into account input received from the CEO and other senior executives;

•	Approved the salary program for 2019;

•	Reviewed the performance and contributions of, and granted incentive awards and salary for, the CEO. The CEO does not participate in or provide input to decisions regarding his own compensation;

•

Reviewed the individual performance and contributions of, and granted individual incentive awards and set salaries for, other senior executives based on recommendations to the Committee by the CEO; and

•	Reviewed progress on executive development and succession planning for senior-level positions with input from the CEO.

The Committee does not delegate its responsibilities with respect to ExxonMobil’s executive officers and other senior executives (currently 21 positions). For other employees, the Committee delegates authority to determine individual salaries and incentive awards to a committee consisting of the Chairman and the Senior Vice Presidents of the Corporation. That committee’s actions are subject to a salary budget and aggregate annual ceilings on short-term and long-term incentive awards established by the Compensation Committee.

For more information on the compensation decisions made by the Committee for 2018, refer to the Compensation Discussion and Analysis (“CD&A”) beginning on page 31.

The Compensation Committee’s report is available on page 30.

The Compensation Committee utilizes the expertise of an external independent consultant, Pearl Meyer. At the direction of the Committee, Pearl Meyer:

•	Attends Committee meetings;

•	Informs the Committee regarding general trends in executive compensation across industries;

•	Prepares the analysis of comparator company compensation used by the Committee; and

•	Participates in the Committee’s deliberations regarding compensation for Named Executive Officers.

In addition, at the direction of the Chair of the Board Affairs Committee, Pearl Meyer provides an annual survey of non-employee director compensation for use by that Committee.

2019 Proxy Statement	17

The Compensation Committee is solely and directly responsible for the appointment, compensation, and oversight of the consultant. The Committee considers factors that could affect Pearl Meyer’s independence, including that the consultant provides no other services for ExxonMobil other than its engagement by the Committee and the Board Affairs Committee as described above. Based on this review, the Committee has determined the consultant’s work for the Committee to be free from conflicts of interest.

Finance Committee

The Finance Committee reviews ExxonMobil’s financial policies and strategies, including our capital structure, dividends, and share purchase program. The Committee authorizes the issuance of corporate debt subject to limits set by the Board. The Committee’s charter is available on the Corporate Governance section of our website.

Public Issues and Contributions Committee

The Public Issues and Contributions Committee reviews the effectiveness of the Corporation’s policies, programs, and practices with respect to safety, security, health, the environment, including climate-related matters, and social issues. The Committee hears reports from operating units on safety and environmental activities, and also visits operating sites to observe and comment on current operating practices. In addition, the Committee reviews the level of ExxonMobil’s support for education and other public service programs, including the Company’s contributions to the ExxonMobil Foundation. The Foundation works to improve the quality of education in the United States at all levels, with special emphasis on math and science. The Foundation also supports the Company’s other cultural and public service giving. The Committee’s charter is available on the Corporate Governance section of our website.

Executive Committee

The Executive Committee has broad power to act on behalf of the Board. In practice, the Committee meets only when it is impractical to call a meeting of the full Board.

Shareholder Engagement

We believe ongoing engagement with our shareholders is vitally important. ExxonMobil understands the importance of keeping shareholders informed about our business, understanding our shareholders’ perspectives, and addressing areas of interest. In 2018, the Company held shareholder engagements on environmental, social, and governance matters with institutional investors, pension funds, and labor, religious, and nongovernmental organizations representing more than 1.3 billion shares, or approximately 30 percent of total shares outstanding and 55 percent of institutional shareholdings. The number of engagements with shareholders on environmental, social, and governance issues has more than doubled since 2014. Additionally, during 2018 we engaged with shareholders representing nearly 1 billion shares on a range of other issues of importance to ExxonMobil’s business. Our engagement efforts include members of senior management, subject matter experts, and non-employee directors.

The Company communicates with shareholders through a variety of means, including publications we issue throughout the year; our website (including the Perspectives blog); the annual shareholders meeting; webcasts, including our annual executive compensation and governance webcast during which any shareholder can submit comments or questions; and through direct interface. We welcome and value input from all shareholders, and such input is taken seriously by the Company.

The Board Affairs Committee has approved and implemented procedures for shareholders and other interested persons to send written or electronic communications to individual directors, including the Presiding Director, Board committees, or the non-employee directors as a group.

•   Written Communications: Written correspondence should be addressed to the director or directors in care of the Secretary at the address given under Contact Information on page 7.

•   Electronic Communications: You may send e-mail to individual non-employee directors, Board committees, or the non-employee directors as a group by using the form provided for that purpose on our website at exxonmobil.com/directors.

18	2019 Proxy Statement

Item 1 – Election of Directors

The Board of Directors has nominated the director candidates named on the following pages. Personal information about each of our nominees, including public company directorships during the past five years, is provided. Also included are the particular qualifications and competencies of each director nominee that led the Board to conclude that such person should serve as a director of the Company. All of our nominees currently serve as ExxonMobil directors.

All director nominees have stated they are willing to serve if elected. If a nominee becomes unavailable before the election, your proxy authorizes the people named as proxies to vote for a replacement nominee if the Board names one. Alternatively, the Board may reduce its size to equal the number of remaining nominees.

The Board recommends you vote FOR each of the following candidates:

Susan K. Avery
Principal occupation: President Emerita, Woods Hole Oceanographic Institution Age 69 Director since 2017 Independent director Committees: Board Affairs, Public Issues and Contributions

Background:

•   Achieved prominence in her field at the Woods Hole Oceanographic Institution, a global research organization, as President and Director from 2008 to 2015. In the course of her lengthy and varied experience with matters of climate science, Dr. Avery has been involved with areas of policy, carbon pricing, renewable energy, and adaptation.

•   Academic leadership at the University of Colorado Boulder as interim dean of the graduate school and vice chancellor for research, interim provost, and executive vice chancellor for academic affairs from 2004 to 2008

•   Government / scientific research experience as past member of the United Nations Scientific Advisory Board and the National Research Council Global Change Research Program Advisory Committee

•   Scientific and research advisory committee memberships held or recently held at NASA, NOAA, National Science Foundation, Lawrence Berkeley National Laboratory, National Park System, Independent Advisory Committee on Applied Climate Risk, Center for Southern Hemisphere Ocean Research, Qingdao National Laboratory for Marine Science and Technology, and Japan Agency for Marine-Earth Science and Technology

•   Scientific and environmental affiliations: University Corporation for Atmospheric Research (Chair of Board), Consortium for Ocean Leadership (senior fellow), American Geophysical Union, American Meteorological Society (fellow), American Association for the Advancement of Science (fellow), and Institute of Electrical and Electronics Engineers (fellow)

Current public company directorships: None

Previous public company directorships in last five years: None

2019 Proxy Statement	19

Angela F. Braly

Principal occupation:

Former Chairman of the

Board, President, and Chief

Executive Officer,

WellPoint (now Anthem)

Age 57

Director since 2016

Independent director

Committees:

Compensation, Public Issues

and Contributions

Background:

•   Business leadership with operational experience at WellPoint as Chairman from 2010 to 2012; as President and Chief Executive Officer from 2007 to 2012; and as Executive Vice President, General Counsel, and Chief Public Affairs Officer from 2005 to 2007. She also served as President and Chief Executive Officer of Blue Cross Blue Shield of Missouri from 2003 to 2005.

•   Business and public policy affiliations: The Policy Circle (Co-Founder, Director, and Secretary), Indiana Economic Development Corporation (former Director), Business Council (former member), Business Roundtable (former member), Harvard Advisory Council on Health Care Policy, and Blue Cross Blue Shield Association (former Director)

Current public company directorships: Brookfield Asset Management Inc. (May 2015 to Present); Lowe’s Companies, Inc. (November 2013 to Present); Procter & Gamble (December 2009 to Present)

Previous public company directorships in last five years: None

Other board experience: former Director of WellPoint, Inc. (prior to 2014)

Ursula M. Burns
Principal occupation: Chairman of the Board and Chief Executive Officer, VEON Ltd. Age 60 Director since 2012 Independent director Committees: Audit, Executive, Finance

Background:

•   Global business leadership with operational experience at Xerox as Chairman from 2010 to 2017; as Chief Executive Officer from 2009 to 2016; and as President from 2007 to 2016. She also served as Senior Vice President, Corporate Strategic Services; and Senior Vice President and President, Document Systems and Solutions Group, and Business Group Operations, at Xerox. She is currently Chairman and CEO of VEON Ltd.

•   Government and public policy experience as Vice Chair and Chair of the President’s Export Council (2010 to 2016)

•   Scientific, academic, and non-profit affiliations: Ford Foundation (Trustee), National Academy Foundation, Mayo Clinic (counsel/advisor), MIT Corporation (Trustee), National Academy of Engineers (member), American Academy of Arts and Sciences (member), Cornell Technology Board of Overseers (counsel/advisor), New York City Ballet Inc. (Director)

Current public company directorships: Nestlé S. A. (April 2017 to Present); VEON Ltd. (July 2017 to Present)

Previous public company directorships in last five years: American Express (January 2004 to May 2018); Xerox (April 2007 to June 2017)

Other board experience: former Director of Boston Scientific (prior to 2014)

20	2019 Proxy Statement

Kenneth C. Frazier

Principal occupation:

Chairman of the Board,

President, and Chief

Executive Officer,

Merck & Co., Inc.

Age 64

Director since 2009

Independent director

Committees:

Board Affairs, Compensation,

Executive

Background:

•   Global business leadership with operational experience at Merck & Co., Inc. as Chairman and Chief Executive Officer from 2011 to present; as President from 2010 to present; and as Executive Vice President and President, Global Human Health, from 2007 to 2010. He also served as Executive Vice President and General Counsel.

•   Legal and business affiliations: American Law Institute, Business Council, and American Bar Association

•   Scientific and research affiliations: Pharmaceutical Research and Manufacturers of America, Weill Cornell Medicine, and American Academy of Arts and Sciences

Current public company directorships: Merck & Co., Inc. (January 2011 to Present)

Previous public company directorships in last five years: None

Steven A. Kandarian
Principal occupation: Chairman of the Board, President, and Chief Executive Officer, MetLife Age 67 Director since 2018 Independent director Committees: Compensation, Public Issues and Contributions

Background:

•   Global business leadership with operational experience at MetLife, Inc. as Chairman since 2012; as President and Chief Executive Office since 2011; and as Executive Vice President and Chief Investment Officer from 2005 to 2011. He also served as Executive Director of the Pension Benefit Guaranty Corporation from 2001 to 2004.

•   Business and cultural affiliations: Business Roundtable, Business Council, Partnership for New York City (Director), Institute of International Finance (former Director and Chair, Insurance Regulatory Committee), and the Lincoln Center for the Performing Arts (former Director)

•   Scientific and research affiliations: Damon Runyon Cancer Research Foundation (Director)

Current public company directorships: MetLife (May 2011 to Present); AECOM (March 2019 to Present)

Previous public company directorships in last five years: None

2019 Proxy Statement	21

Douglas R. Oberhelman
Principal occupation: Former Chairman of the Board and Chief Executive Officer, Caterpillar Inc. Age 66 Director since 2015 Independent director Committees: Audit, Finance

Background:

•   Global business leadership with operational and commodity business experience at Caterpillar Inc. as Chairman from 2010 to 2017; as Chief Executive Officer from 2010 to 2016; as Group President of Caterpillar from 2002 to 2010; and as Vice President, Engine Products Division from 1998 to 2002. He also served as Vice President and Chief Financial Officer from 1995 to 1998.

•   Business and charitable affiliations: Business Roundtable (former Chairman), National Association of Manufacturers (former Chairman), Easter Seals Foundation of Central Illinois (Chairman), Gilmore Foundation (Vice President and Director), and Intersect Illinois (Director)

•   Environmental conservation: Wetlands America Trust (Vice President), Max McGraw Wildlife Foundation (Director)

Current public company directorships: Bombardier (November 2017 to Present)

Previous public company directorships in last five years: Caterpillar Inc. (July 2010 to March 2017); Eli Lilly and Company (December 2008 to February 2015)

Other board experience: Director of Peter Kiewit Sons’, Inc. (August 2017 to Present); Chairman and Director of Switch Rail Safety Systems, LLC (June 2018 to Present); former Director of Ameren Corporation (prior to 2014)

Samuel J. Palmisano
Principal occupation: Former Chairman of the Board, President, and Chief Executive Officer, IBM Age 67 Director since 2006 Independent director Committees: Board Affairs, Compensation, Executive

Background:

•   Global business leadership with operational experience at IBM as Chairman, President, and Chief Executive Officer from 2003 to 2012. He also served as President, Senior Vice President, and Group Executive for IBM’s Enterprise Systems Group, IBM Global Services, and IBM’s Personal Systems Group.

•   Business and public policy affiliations: The Center for Global Enterprise (Chairman), Business Roundtable, Executive Committee of the Council on Competitiveness, and Commission on Enhancing National Cybersecurity (former Vice Chair)

Current public company directorships: American Express (March 2013 to Present)

Previous public company directorships in last five years: None

Other board experience: former Director of Gannett Co. and IBM (both prior to 2014)

22	2019 Proxy Statement

Steven S Reinemund

Principal occupation:

Former Chairman of the

Board and Chief Executive

Officer, PepsiCo

Age 71

Director since 2007

Presiding director since 2016

Independent director

Committees:

Board Affairs, Public Issues

and Contributions, Executive

Background:

•   Global business leadership with operational experience at PepsiCo as Executive Chairman of the Board from 2006 to 2007; as Chairman and Chief Executive Officer from 2001 to 2006; and as President and Chief Operating Officer from 1999 to 2001. He also served as President and CEO of Frito-Lay and Pizza Hut.

•   Academic leadership at Wake Forest University as Dean of Business from 2008 to 2014; and as Professor of Leadership and Strategy

•   Business affiliations: U.S. Naval Academy Foundation (Board of Trustees), Newman’s Own Foundation (Advisory Board), and Center for Creative Leadership (Board of Governors)

•   Scientific, research, and academic affiliations: The Cooper Institute (Board of Directors), and Wake Forest University (Board of Trustees)

Current public company directorships: GS Acquisition Holdings Corp. (June 2018 to Present); Marriott International, Inc. (April 2007 to Present); Walmart Inc. (June 2010 to Present)

Previous public company directorships in last five years: American Express (April 2007 to May 2015)

Other board experience: former Director of Johnson & Johnson and PepsiCo (both prior to 2014)

William C. Weldon
Principal occupation: Former Chairman of the Board and Chief Executive Officer, Johnson & Johnson Age 70 Director since 2013 Independent director Committees: Audit, Finance

Background:

•   Global business leadership with operational experience at Johnson & Johnson as Chairman and Chief Executive Officer from 2002 to 2012; as Vice Chairman from 2001 to 2002; and as Worldwide Chairman, Pharmaceuticals Group from 1998 to 2001.

•   Business affiliations: Business Council (former Vice Chairman), Business Roundtable, and Healthcare Leadership Council

•   Scientific, research and academic affiliations: Pharmaceutical Research and Manufacturers of America (former Chairman), Quinnipiac University Board of Trustees (Chairman), and CEO Roundtable on Cancer (former Chairman)

Current public company directorships: CVS Caremark (March 2013 to Present); JPMorgan Chase (March 2005 to Present)

Previous public company directorships in last five years: The Chubb Corporation (May 2013 to January 2016)

Other board experience: former Director of Johnson & Johnson (prior to 2014)

2019 Proxy Statement	23

Darren W. Woods
Principal occupation: Chairman of the Board and Chief Executive Officer, Exxon Mobil Corporation Age 54 Director since 2016 Committees: Finance, Executive

Background:

•   Global business leadership at Exxon Mobil Corporation as Chairman and Chief Executive Officer since 2017; as President in 2016; and as Senior Vice President in 2014 and 2015. He also served as Vice President, and President, ExxonMobil Refining & Supply Company from 2012 to 2014.

•   Operational and commodity business experience with positions of increasing responsibility in domestic and international business operations at ExxonMobil Refining & Supply Company, ExxonMobil Chemical Company, and Exxon Company International

•   Business affiliations: Business Roundtable, American Petroleum Institute (Chair), Business Council, Center for Strategic and International Studies (Trustee), Oil and Gas Climate Initiative, and National Petroleum Council

•   Scientific and environmental experience: ExxonMobil Chemical Company and ExxonMobil Refining & Supply Company

Current public company directorships: None

Previous public company directorships in last five years: Imperial Oil Ltd. (April 2013 to July 2014)

Director Compensation

Director compensation elements are designed to:

•	Ensure alignment with long-term shareholder interests;

•

Ensure the Company can attract and retain outstanding director candidates who meet the selection criteria outlined in the Guidelines for Selection of Non-Employee Directors, which can be found on the Corporate Governance section of our website;

•	Recognize the substantial time commitment necessary to oversee the affairs of the Corporation; and

•	Support the independence of thought and action expected of directors.

Non-employee director compensation levels are reviewed by the Board Affairs Committee each year, and resulting recommendations are presented to the full Board for approval. The Committee uses an independent consultant, Pearl Meyer, to provide information on current developments and practices in director compensation. Pearl Meyer is the same consultant retained by the Compensation Committee to advise on executive compensation, but performs no other work for ExxonMobil.

ExxonMobil employees receive no additional pay for serving as directors.

Non-employee directors receive compensation consisting of cash and equity in the form of restricted stock. Non-employee directors are also reimbursed for reasonable expenses incurred to attend Board meetings or other functions relating to their responsibilities as a director of Exxon Mobil Corporation.

The annual cash retainer for non-employee directors in 2018 was $110,000 per year. Chairs of the Audit and Compensation Committees and the Presiding Director receive an additional $10,000 per year.

A significant portion of director compensation is granted in the form of restricted stock to align director interests with the interests of our long-term shareholders. The annual restricted stock award grant for incumbent non-employee directors is 2,500 shares. A new non-employee director receives a one-time grant of 8,000 shares of restricted stock upon first being elected to the Board.

24	2019 Proxy Statement

While on the Board, the non-employee director receives the same cash dividends on restricted shares as a holder of regular common stock, but the shares remain unvested and, thus, cannot be sold or pledged. The restricted shares are subject to forfeiture if the non-employee director leaves the Board early, i.e., before the retirement age of 72, as specified for non-employee directors.

Current and former non-employee directors of Exxon Mobil Corporation are eligible to participate in the ExxonMobil Foundation’s Educational and Cultural Matching Gift Programs under the same terms as the Corporation’s U.S. employees.

Director Compensation for 2018

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(a)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Other Compensation ($)(b)	Total ($)

S.K. Avery	110,000	211,075	0	0	0	286	321,361

M.J. Boskin(c)	45,632	211,075	0	0	0	119	256,826

A.F. Braly	110,000	211,075	0	0	0	286	321,361

U.M. Burns	120,000	211,075	0	0	0	286	331,361

K.C. Frazier	110,000	211,075	0	0	0	286	321,361

S.A. Kandarian	100,528	706,400	0	0	0	239	807,167

D.R. Oberhelman	110,000	211,075	0	0	0	286	321,361

S.J. Palmisano	120,000	211,075	0	0	0	286	331,361

S.S Reinemund	120,000	211,075	0	0	0	286	331,361

W.C. Weldon	110,000	211,075	0	0	0	286	321,361

(a)

In accordance with SEC rules, the valuation of stock awards in this table represents fair value on the date of grant. Dividends on stock awards are not shown in the table because those amounts are factored into the grant date fair value.

Each director (other than Mr. Kandarian, who joined the Board in February 2018) received an annual grant of 2,500 restricted shares in January 2018. The valuation of these awards is based on a market price of $84.43 on the date of grant.

Mr. Kandarian received a one-time grant of 8,000 restricted shares upon first being elected to the Board in February 2018. The valuation of this award is based on the market price of $88.30 on the date of the grant.

At year-end 2018, the aggregate number of restricted shares held by each director was as follows:

Name	Restricted Shares (#)

S.K. Avery	10,500

A.F. Braly	13,000

U.M. Burns	23,000

K.C. Frazier	30,500

S.A. Kandarian	8,000

D.R. Oberhelman	15,500

S.J. Palmisano	39,500

S.S Reinemund	35,500

W.C. Weldon	20,500

(b)

The amount shown for each director is the cost of travel accident insurance covering death, dismemberment, or loss of sight, speech, or hearing under a policy purchased by the Corporation with a maximum benefit of $500,000 per individual.

(c)	Retired effective May 30, 2018.

2019 Proxy Statement	25

The non-employee directors are not entitled to any additional payments or benefits as a result of leaving the Board or death except as described above. The non-employee directors are not entitled to any payments or benefits resulting from a change in control of the Corporation.

Certain Beneficial Owners

Based on our review of ownership reports filed with the SEC, the firms listed below are the only beneficial owners of more than 5 percent of ExxonMobil’s outstanding common stock as of December 31, 2018.

Name and Address of Beneficial Owner	Shares Owned	Percent of Class
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	340,023,050	8.0%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	285,575,768	6.7%

Director and Executive Officer Stock Ownership

These tables show the number of ExxonMobil common shares each executive named in the Summary Compensation Table on page 49 and each non-employee director or director nominee owned on February 28, 2019. In these tables, ownership means the right to direct the voting or the sale of shares, even if those rights are shared with someone else. None of these individuals owns more than 0.02 percent of the outstanding shares.

Named Executive Officer	Shares Owned(1)		Shares Covered by Exercisable Options

D.W. Woods	80,291		0

N.A. Chapman	95,588	(2)	0

N.W. Duffin	270,548	(3)	0

A.P. Swiger	497,951		0

J.P. Williams, Jr.	82,193		0

(1)	Does not include unvested restricted stock units, which do not carry voting rights prior to the issuance of shares on settlement of the awards.
(2)	Includes 14,245 shares jointly owned with spouse.
(3)	Co-trustee and co-beneficiary with spouse in family trust for 113,058 shares.

Non-Employee Director	Shares Owned

S.K. Avery	13,000

A.F. Braly	17,575(1)

U.M. Burns	25,706

K.C. Frazier	33,000

S.A. Kandarian	10,500

D.R. Oberhelman	18,000

S.J. Palmisano	42,000

S.S Reinemund	48,125

W.C. Weldon	24,209

(1)	Includes 1,175 shares owned by spouse and 900 shares held in trusts for family members for which Ms. Braly serves as co-trustee.

26	2019 Proxy Statement

On February 28, 2019, ExxonMobil’s incumbent directors and executive officers (27 people) together owned 2,204,887 shares of ExxonMobil stock and zero shares covered by exercisable options, representing about 0.05 percent of the outstanding shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934 requires our executive officers and directors to file reports of their ownership and changes in ownership of ExxonMobil stock on Forms 3, 4, and 5 with the SEC. We are not aware of any unfiled or late reports for 2018.

Audit Committee Report

The primary function of our Audit Committee is oversight of the Corporation’s financial reporting process, public financial reports, internal accounting and financial controls, and the independent audit of the annual consolidated financial statements. Our Committee acts under a charter, which can be found on the ExxonMobil website at exxonmobil.com/auditcommitteecharter. We review the adequacy of the charter at least annually. All of our members are independent directors. We held 11 meetings in 2018 at which, as discussed in more detail below, we had extensive reports and discussions with the independent auditors, internal auditors, and members of management.

In performing our oversight function, we reviewed and discussed the consolidated financial statements with management and PricewaterhouseCoopers LLP (“PwC”), the independent auditors. Management and PwC indicated that the Corporation’s consolidated financial statements were fairly stated in accordance with generally accepted accounting principles. We discussed significant accounting policies applied by the Corporation in its financial statements, as well as alternative treatments. We discussed with PwC matters covered by Public Company Accounting Oversight Board (“PCAOB”) standards, including PCAOB AS 1301 Communication with Audit Committees. In addition, we reviewed and discussed management’s report on internal control over financial reporting and the related audits performed by PwC, which confirmed the effectiveness of the Corporation’s internal control over financial reporting.

We also discussed with PwC its independence from the Corporation and management, including the communications PwC is required to provide us under applicable PCAOB rules. We considered the non-audit services provided by PwC to the Corporation, and concluded that the auditors’ independence has been maintained.

We discussed with the Corporation’s internal auditors and PwC the overall scope and plans for their respective audits. We met with the internal auditors and PwC at each meeting, both with and without management present. Discussions included the results of their examinations, their evaluations of the Corporation’s internal controls, and the overall quality of the Corporation’s financial reporting.

We discussed with the Corporation’s management the comprehensive, long-standing risk management and compliance processes of the Corporation, and reviewed several topics of interest.

Based on the reviews and discussions referred to above, in reliance on management and PwC, and subject to the limitations of our role described below, we recommended to the Board, and the Board approved, the inclusion of the audited financial statements in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the SEC.

In carrying out our responsibilities, we look to management and the independent auditors. Management is responsible for the preparation and fair presentation of the Corporation’s financial statements and for maintaining effective internal control. Management is also responsible for assessing and maintaining the effectiveness of internal control over the financial reporting process in compliance with Sarbanes-Oxley Section 404 requirements. The independent auditors are responsible for auditing the Corporation’s annual financial statements, and expressing an opinion as to whether the statements are fairly stated in conformity with generally accepted accounting principles. In addition, the independent auditors are responsible for auditing the Corporation’s internal control over financial reporting and for expressing an opinion on the effectiveness of internal control over financial reporting. The

2019 Proxy Statement	27

independent auditors perform their responsibilities in accordance with the standards of the PCAOB. Our members are not professionally engaged in the practice of accounting or auditing, and are not experts under the Securities Act of 1933 in either of those fields or in auditor independence.

We have also appointed PwC to audit the Corporation’s financial statements for 2019, subject to shareholder ratification of that appointment. The Committee annually evaluates, along with the other members of the Board, management, the Controller, and the General Auditor, PwC’s qualifications, performance, and independence, including the performance of the lead audit partner, in deciding whether or not to retain PwC. That evaluation includes consideration of:

•	PwC’s quality control, including any material issues identified by that quality control or a governmental/professional authority along with PwC’s plan to deal with any such issues;

•	All relationships between PwC and ExxonMobil covered by the PCAOB;

•	PwC’s expertise in the global oil and gas industry; and

•	The quality of PwC’s audit plans.

The Committee believes that PwC’s tenure as ExxonMobil’s independent registered public accounting firm is a benefit to audit quality given PwC’s experience with ExxonMobil and knowledge of the business, as well as the effectiveness of their audit plans, which build on that established knowledge.

Based on the Committee’s annual evaluation of PwC’s qualifications, performance, and independence, as well as frequent private meetings with the lead partner, we believe that the continued retention of PwC as ExxonMobil’s independent registered public accounting firm is in the best interest of the Corporation and its stockholders.

Ursula M. Burns, Chair	Douglas R. Oberhelman
William C. Weldon

Item 2 – Ratification of Independent Auditors

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) to audit ExxonMobil’s financial statements for 2019. We are asking you to ratify that appointment.

Total Fees

The total fees for PwC professional services rendered to ExxonMobil for the year ended December 31, 2018, were $41.2 million, a decrease of $3.9 million from 2017. The Audit Committee reviewed and pre-approved all services in accordance with the service pre-approval policies and procedures, which can be found on the ExxonMobil website at exxonmobil.com/pre-approval. The Audit Committee did not use the “de minimis” exception to pre-approval that is available under SEC rules. The following table summarizes the fees, which are described in more detail below.

	2018	2017
	(millions of dollars)
Audit Fees	31.4	32.2
Audit-Related Fees	8.8	11.4
Tax Fees	1.0	1.5
All Other Fees	—	—

Total	41.2	45.1

Audit Fees

The aggregate fees for PwC professional services rendered for the annual audits of ExxonMobil’s financial statements for the year ended December 31, 2018, and for the reviews of the financial statements included in our quarterly reports on Form 10-Q for that year were $31.4 million (versus $32.2 million for 2017), with the decrease primarily due to lower acquisition-related work and foreign exchange impacts.

28	2019 Proxy Statement

Audit-Related Fees

The aggregate fees for PwC Audit-Related services rendered to ExxonMobil for the year ended December 31, 2018, were $8.8 million (versus $11.4 million for 2017), with the decrease primarily due to lower regulatory support work. Audit-related services were mainly related to benefit plan audits and other attestation procedures.

Tax Fees

The aggregate fees for PwC Tax services rendered to ExxonMobil for the year ended December 31, 2018, were $1.0 million (versus $1.5 million for 2017), with the decrease primarily due to lower acquisition-related work. These services were mainly related to assisting various ExxonMobil affiliates with the preparation of local tax filings and related services.

All Other Fees

The aggregate fees for PwC services rendered to ExxonMobil, other than the services described above under “Audit Fees,” “Audit-Related Fees,” and “Tax Fees,” for the year ended December 31, 2018, were zero (also zero for 2017).

We believe PwC is well qualified to perform this work. A PwC representative will be at the annual meeting to answer appropriate questions and to make a statement if desired.

The Audit Committee recommends you vote FOR this proposal.

2019 Proxy Statement	29

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with management of the Corporation. Based on that review and discussion, we recommended to the Board that the Compensation Discussion and Analysis be included in the Corporation’s proxy statement for the 2019 annual meeting of shareholders, and also incorporated by reference in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2018.

Samuel J. Palmisano, Chair	Angela F. Braly
Kenneth C. Frazier	Steven A. Kandarian

Item 3 – Advisory Vote to Approve Executive Compensation

At the meeting, shareholders will be asked to vote on a non-binding resolution to approve the compensation of the Named Executive Officers (NEOs), listed in the Summary Compensation Table.

When casting your vote, we encourage you to consider the content of our Executive Compensation Overview and detailed information included in the Compensation Discussion and Analysis beginning on page 31.

The Board continues to support the overall design of the compensation program, which is characterized by three key features:

•

Ties executive compensation to the returns of long-term shareholders – The majority of compensation is delivered in the form of performance shares, linking the ultimate value of pay to the performance of ExxonMobil stock.

•

Recognizes the long-term nature of ExxonMobil’s business model – Performance shares are subject to the longest restriction periods in the industry, including through the commodity price cycle. A significant portion of executive pay vests only after retirement. Therefore, executives are encouraged to take a long-term view in their business decision making.

•

Links executives’ compensation to Company performance – The number of shares at grant is determined by relative Company performance versus industry peers, progress toward strategic objectives including strengthening the Company’s growth strategy, and market orientation of total compensation. We set the highest performance standards, requiring industry-leading results over the investment lead times of the business in pre-established metrics.

For 2018, Company performance remains industry leading in all but one of these performance metrics, Total Shareholder Return (TSR). Compensation levels for the CEO and NEOs reflect these results.

We continue to listen and respond to the feedback we receive from shareholders during our shareholder engagement process. As in previous years, we enhanced disclosures in response to shareholder feedback.

The Board recommends an advisory vote FOR the following resolution:

RESOLVED: That shareholders approve the compensation of the Named Executive Officers as disclosed pursuant to Item 402 of SEC Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion on pages 31 to 57 of this proxy statement.

30	2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

2019 Proxy Statement	31

LETTER TO SHAREHOLDERS Fellow Shareholders, Before you cast your vote on Management Resolution Item 3 - Advisory Vote to Approve Executive Compensation, the members of the Board's independent Compensation Committee encourage you to review the content of this Executive Compensation Overview, as well as the additional detail provided in the Compensation Discussion and Analysis, compensation tables, and narrative in ExxonMobil's 2019 Proxy Statement. The Compensation Committee reviews the effectiveness and competitiveness of the executive compensation program on an annual basis. ExxonMobil's business involves large investments over long periods of time that require executives to maintain a long-term view when making business decisions. The Company's executive compensation program is designed to reflect this. The Compensation Committee continues to support the design of the executive compensation program. It allows the Committee to leverage the experience and judgment of its members, across a mix of critical performance factors, to grant pay to executives that is both performance-based and aligned with the returns of our long-term shareholders. We encourage you to vote "FOR" Item 3. Samuel J. Palmisano Chair, ExxonMobil Compensation Committee

STRONG GOVERNANCE PRACTICES
WHAT WE DO	WHAT WE DON’T DO
Executive stock ownership policy Significant CEO pay at risk Strong forfeiture provisions Anti-hedging policy Bonus clawback policy Annual assessment of compensation design	No employment contracts No severance agreements No change-in-control arrangements No guaranteed bonuses No additional stock grants to balance losses in value No accelerated vesting at retirement
Independent compensation consultant

2018 CEO STOCK OWNERSHIP

It is ExxonMobil’s policy that executives maintain significant stock ownership. Restriction periods on performance shares that are three times longer than those at compensation benchmark companies result in stock ownership levels that far exceed standard ownership guidelines.

Standard Guideline		ExxonMobil CEO
6x	VS.	32x	90 PERCENT OF CEO STOCK OWNERSHIP CONSISTS OF UNVESTED SHARES
Base Salary		Base Salary

32	2019 Proxy Statement

EXECUTIVE SUMMARY – WHY VOTE “FOR” SAY-ON-PAY?

EXECUTIVE PAY IS ALIGNED WITH COMPANY PERFORMANCE

Significant progress toward strategic goals led to an increase in number of performance shares granted to CEO, balanced against relative TSR performance that did not lead the average of industry peers

Maintained industry-leading performance across all other pre-established metrics

2018 bonus program increased as a result of higher 2018 earnings

Pay for CEO position is at 44th percentile of CEO compensation benchmarks(1)

PROGRAM TIES EXECUTIVE PAY TO SHAREHOLDER RETURNS

Over 60 percent of CEO pay is in performance shares, with longest restriction periods in any industry

Long-term incentive program results in executives holding much higher percentage of performance shares through full business and commodity price cycles

Compensation program design makes long-term investors of our executives

Executives incentivized to maximize long-term shareholder returns and value while effectively managing risks, including environmental risks

ENHANCED DISCLOSURE IN RESPONSE TO SHAREHOLDER FEEDBACK

Provided further clarification on the process and considerations used by the Compensation Committee to determine CEO pay

Illustrated how performance share program aligns with business model

Strengthened disclosure of Company performance metrics that determine share grants

Clarified operation of delayed portion of annual bonus

HIGHLIGHT: SHAREHOLDER ENGAGEMENT

Continued broad engagement on compensation strategy with shareholders and proxy advisors in 2018

∎ Shareholder engagements with holders of close to half of outstanding institutionally held shares

∎ Independent director engagement with shareholders on compensation design

∎ Shareholder webinar to gather input from all shareholders

2019 Proxy Statement	33

BUSINESS OVERVIEW

To fully understand the rationale for the design of ExxonMobil’s executive compensation program, it is important to understand the industry in which we operate. The decisions and risks that our executives face play out over time horizons that are often decades in length. Therefore, the intent of the compensation program is to incentivize long-term decision making and align executives’ pay with the results of their decisions and the returns of our long-term shareholders.

The Company’s strategies provide the framework for the organization to deliver on its commitments, create shareholder value throughout the commodity price cycle, and address the dual challenge of meeting the growing demand for energy while reducing environmental impacts. For more information, see the Summary Annual Report.(2)

COMPENSATION PROGRAM DESIGN

ELEMENT	FEATURES

Performance Shares	∎ Targeting over 50 percent of total reported pay

∎ Performance metrics applied at grant, coupled with long restriction periods

∎ Aligns level of executive compensation with returns of long-term shareholders

∎ Encourages long-term view through commodity price cycle

∎ Places significant portion of executive pay at risk of forfeiture

Annual Bonus	∎ Targeting 10 to 20 percent of total reported pay

∎ Links compensation to annual business performance

∎ Actual award determined by individual performance and pay grade

∎ 50 percent of award paid in cash at grant; 50 percent subject to delayed vesting feature that is based on future earnings performance

∎ Delayed feature provides medium-term performance metric and puts 50 percent of bonus at risk of forfeiture

Base Salary	∎ Targeting 10 percent or less of total reported pay

∎ Provides a base level of competitive income, determined by performance, experience, and pay grade

∎ Ties directly to long-term benefits

PERFORMANCE SHARE PROGRAM

DESIGN PRINCIPLES

BUSINESS MODEL ALIGNMENT	SHAREHOLDER ALIGNMENT	HIGHEST STANDARDS OF
Investment lead times in oil and gas industry are often 10 years and longer	Majority of CEO pay delivered in performance shares, aligning pay level with returns of long-term shareholders	PERFORMANCE Industry-leading performance across all pre-established metrics required to achieve a maximum award level

LONGEST RESTRICTION PERIODS IN ANY INDUSTRY	PROMOTE LONG-TERM DECISION MAKING	ENHANCE ABILITY TO RETAIN KEY TALENT
Applying performance metrics at grant enables restriction periods of 10 years and longer	Restriction periods and risk of forfeiture encourage executives to focus on risk management and long-term shareholder value	Significant portion of executive pay vests only after retirement

34	2019 Proxy Statement

KEY DESIGN FEATURES

WHY APPLY PERFORMANCE METRICS AT GRANT?

∎	ExxonMobil’s Compensation Committee considers performance against key metrics in its decision-making process on CEO compensation

∎	Industry-leading performance in all pre-established metrics is required for ExxonMobil executives to achieve a maximum performance share award level

∎

Applying performance metrics at grant, versus at vest, enables restriction periods on performance shares of 5 years, 10 years, and longer, keeping executives focused on the long-term performance of the Company

∎	Long restriction periods also ensure that a significant portion of pay reflects the outcome of long-term business decisions and the experience of long-term shareholders

WHY NOT TARGET SETTING?

∎	The Committee considered an alternate program based on a target-setting method that would have determined the number of shares at vest

∎

This alternate method requires use of a shorter time horizon to set meaningful, credible targets. This method would encourage short-term thinking, misaligned with long investment lead times and the capital-intensive nature of the business

LONG RESTRICTION PERIODS AND THE COMMODITY PRICE CYCLE

∎  ExxonMobil’s longer restriction periods ensure that executives are required to hold    shares through the commodity price cycle

∎  An alternate, formula-based program with short-term target setting and three-year vesting would enable executives to monetize performance shares at a much faster pace

∎  In this example, shares are granted to an executive each year over the 10-year period    from 2008 to 2017

– In 2013, on the eve of a greater-than-50-percent decline in crude price, only 8 percent of awards granted in the ExxonMobil program had vested

– In the alternate program with three-year vesting, 58 percent of awards granted would have vested – 7 times more than the ExxonMobil program

∎  Through long restriction periods, ExxonMobil executives are incentivized to take a long-term    view in decision making

VESTED SHARES AVAILABLE TO SELL IMMEDIATELY PRIOR TO 2013 CRUDE OIL PRICE COLLAPSE(4)

2019 Proxy Statement	35

DETERMINING THE NUMBER OF PERFORMANCE SHARES GRANTED TO CEO IN 2018

When deciding on the annual share grant for the CEO, the Compensation Committee relies on: Company performance results relative to industry peers based on pre-established performance metrics; the Company’s progress toward its strategic objectives; and the results of annual compensation benchmarking, including the impact of experience in the position.

PROCESS
INPUTS TO COMPENSATION COMMITTEE

CONSIDERATIONS (see pages 37 to 39 for additional detail)
FINANCIAL AND OPERATING PERFORMANCE	PROGRESS TOWARD STRATEGIC OBJECTIVES	ANNUAL COMPENSATION BENCHMARKING
Leading ∎ Safety and Operations Integrity ∎ Return on Average Capital Employed ∎ Cash Flow from Operations and Asset Sales Not Leading ∎ Total Shareholder Return	Strengthened Company growth strategy Significant 2018 accomplishments in advancing strategic objectives	10-year combined realized and unrealized pay for the CEO position is at the 44th percentile of compensation benchmark company CEOs

2018 DECISION
150,000 Performance Shares granted to CEO

Compensation Committee increased number of shares versus 2017 due to significant progress toward strategic objectives, continued industry leadership in 3 of 4 financial and operating performance metrics, and results of annual benchmarking given experience in position

COMPENSATION COMMITTEE DOES NOT ADJUST SHARE GRANTS

IN RESPONSE TO CHANGES IN SHARE PRICE

36	2019 Proxy Statement

PROGRESS TOWARD STRATEGIC OBJECTIVES: 2018 KEY HIGHLIGHTS(2)

COMPENSATION COMMITTEE NOTED SIGNIFICANT PROGRESS

IN 2018 IN ADVANCING STRATEGIC OBJECTIVES

STRENGTHENING THE UPSTREAM PORTFOLIO

Led by recent successful exploration and acquisitions in Guyana, Brazil, and Mozambique, executing the strongest set of investment opportunities since the Exxon and Mobil merger

19 captures totaling over 17 million gross acres, including new country entries in Pakistan, Namibia, and Suriname

Accelerated pace of development in the Permian, capturing benefits across the full value chain from integration with world-class U.S. Gulf Coast manufacturing

UPGRADING DOWNSTREAM PRODUCTION

Continued implementation of shift to high-value products (diesel, jet, and lubes) with upgrades at Antwerp,

Rotterdam, and Beaumont facilities

Progressed growth investments at Fawley, Singapore, and Beaumont facilities

LEADING IN CHEMICAL GROWTH

Continued growth with start-up of the Singapore butyl and adhesion units and the Baytown ethane cracker

Construction continues on additional growth projects on the U.S. Gulf Coast

Memorandum of Understanding signed for flexible-feed liquids cracker to be constructed in

Guangdong Province, China

REDUCING ENVIRONMENTAL IMPACTS

Progressed low-emissions technologies, including advanced biofuels, carbon capture and storage, and higher-efficiency processing

Increased support for sound policies aimed at mitigating the risks of climate change: joined the Oil & Gas Climate Initiative; continued participation in the Climate Leadership Council; and provided financial support to Americans for Carbon Dividends, a 501(c)(4)

Progressed program to reduce methane emissions

INVESTING WITH DISCIPLINE

Financial strength maximized ability to continue growing significant portfolio of advantaged and high-return projects

Continued strong leadership regarding returns on capital employed

Increased dividend payments for 36th consecutive year

2019 Proxy Statement	37

FINANCIAL AND OPERATING PERFORMANCE

COMPENSATION COMMITTEE UTILIZES PERFORMANCE METRICS THAT ENCOURAGE DECISION MAKING THAT PROMOTES LONG-TERM SHAREHOLDER VALUE CREATION

In order for executives to maximize performance share award levels, industry-leading performance relative to industry peers is required across all pre-established metrics. This creates a very high, ongoing standard of performance for our executives.

Financial and operating performance is assessed relative to industry peers, which operate similar integrated businesses that share commodity price cycles and with whom we compete for resources and opportunities. These companies, within the oil and gas industry, are also similar to ExxonMobil in scale and complexity, and therefore are better comparators when assessing relative performance.

Continued industry leadership in 3 of 4 financial and operating performance metrics. Lagging TSR performance continued in 2018. Compensation levels reflect these results.

RETURN ON AVERAGE CAPITAL EMPLOYED (ROCE)(7)

SAFETY AND OPERATIONS INTEGRITY

∎	Leading: Continue industry leadership in safety performance

∎	Safety performance is an indicator for business performance and underscores safety as a core value

∎	Compensation Committee considers operations integrity, including environmental performance

ROCE 10-YEAR ROLLING AVERAGE(7)

∎	Leading: 10-year ROCE performance very strong in relation to competitors

∎	Shareholder value created through efficient use of capital

38	2019 Proxy Statement

CASH FLOW FROM OPERATIONS AND ASSET SALES(7)

∎	Leading: Long-term cash flow from operations and asset sales outpacing competitors

∎	Superior cash flow provides capacity for investments and growing shareholder distributions

TOTAL SHAREHOLDER RETURN (TSR)(9)

∎	Not leading average of industry peers in 10-year TSR

∎	TSR metric demonstrates the return that an investor realizes over a given investment holding period, including share price changes and dividends

ANNUAL BENCHMARKING / SCALE AND COMPLEXITY

COMPENSATION COMMITTEE CONDUCTS ANNUAL BENCHMARKING TO ASSESS MARKET COMPETITIVENESS OF EXECUTIVE COMPENSATION AND PROGRAM DESIGN FEATURES

∎	Compensation Committee considers scale and complexity as relevant factors in assessing the appropriateness of pay levels

∎	All three of ExxonMobil’s major business segments, on a stand-alone basis, rank among other large companies based on revenue

∎	Annual benchmarking performed against peer group consisting of large, U.S.-based companies with international operations. Ideal comparators for ExxonMobil include companies with large scale and complexity, capital-intensive businesses with long investment horizons, and those that can be consistent participants in compensation surveys

SCALE OF EXXONMOBIL VS. BENCHMARK COMPANIES(10)(11)

2019 Proxy Statement	39

BONUS PROGRAM

DESIGN PRINCIPLES

∎	Links compensation to annual earnings performance

∎	Encourages strong earnings performance in the near- and mid-term while maintaining risk of forfeiture

KEY FEATURES

∎	Size of bonus program determined by a formula, aligned with change in annual earnings

% change in bonus program = (% change in annual earnings) x (2/3)

∎	Individual grant levels determined by the above formula, changes in pay grade, and performance

∎	Bonus delivered using two vehicles:

ANNUAL BONUS AWARD TO CEO POSITION AND EXXONMOBIL EARNINGS

50% Cash Paid in year of grant	50% Earnings Bonus Units (EBU) Vesting delayed until cumulative earnings per share (EPS) reaches $6.50 per share

∎	Delayed EBU vesting feature adds secondary performance metric (EPS) and retains risk of forfeiture on half of bonus

2018 PROGRAM

∎

In 2018, the overall bonus program was increased by 25 percent versus 2017 due to stronger Company earnings performance, but is 36-percent lower than the 2012 program. Mr. Woods’ bonus represented 13 percent of his 2018 reported pay

∎	The bonus program formula has been consistently applied in each of the last 17 years, including years in which earnings declined

PAY FOR CEO POSITION

2018 EXXONMOBIL CEO REPORTED PAY VS. REALIZED PAY

∎	Over 60 percent of CEO pay delivered in the form of performance shares with restriction periods of 5 years, 10 years, and longer

∎	Realized pay is 35 percent of reported pay, and has averaged 47 percent of reported pay for most recent 10 years

COMBINED REALIZED AND UNREALIZED PAY

∎	Combined realized and unrealized pay for ExxonMobil CEO position for most recent 10-year period is at the 44th percentile of compensation benchmark companies

40	2019 Proxy Statement

FREQUENTLY USED TERMS

Please also read the footnotes on page 42 for additional definitions of terms we use and other important information.

Performance Share Program is the terminology used to describe our equity program to better reflect the strong connection between performance and pay.

Compensation Benchmark Companies consist of AT&T, Boeing, Chevron, Ford, General Electric, General Motors, IBM, Johnson & Johnson, Pfizer, Procter & Gamble, United Technologies, and Verizon. These are the same companies noted in the 2018 Proxy Statement. For consistency, CEO compensation on page 40, in the Combined Realized and Unrealized Pay chart, is based on compensation as disclosed in the Summary Compensation Table of the proxy statements as of July 31, 2018.

Reported Pay is Total Compensation reported in the Summary Compensation Table.

Realized Pay is compensation actually received by the CEO during the year, including salary, current bonus, payouts of previously granted earnings bonus units (EBU), net spread on stock option exercises, market value at vesting of previously granted stock-based awards, and All Other Compensation amounts realized during the year. It excludes unvested grants, change in pension value, and other amounts that will not actually be received until a future date. Amounts for compensation benchmark companies include salary, bonus, payouts of non-equity incentive plan compensation, and All Other Compensation as reported in the Summary Compensation Table, plus value realized on option exercise or stock vesting as reported in the Option Exercises and Stock Vested table. It excludes unvested grants, change in pension value, and other amounts that will not actually be received until a future date, as well as any retirement-related payouts from pension or nonqualified compensation plans.

Unrealized Pay is calculated on a different basis than the grant date fair value of awards used in the Summary Compensation Table. Unrealized Pay includes the value based on each compensation benchmark company’s closing stock price at fiscal year-end 2017 of unvested restricted stock awards; unvested long-term share- and cash-performance awards, valued at target levels; and the “in the money” value of unexercised stock options (both vested and unvested). If a CEO retired during the period, outstanding equity is included assuming that unvested awards, as of the retirement date, continued to vest pursuant to the original terms of the award.

Cash Flow from Operations and Asset Sales is the sum of the net cash provided by operating activities and proceeds associated with sales of subsidiaries, property, plant and equipment, and sales and returns of investments from the Summary Statement of Cash Flows. For additional information, see page 41 of the Summary Annual Report included with the Corporation’s 2019 Proxy Statement.

Return on Average Capital Employed (ROCE) for the Corporation is net income attributable to ExxonMobil excluding the after-tax cost of financing, divided by total corporate average capital employed. For this purpose, capital employed means the Corporation’s net share of property, plant and equipment, and other assets less liabilities, excluding both short-term and long-term debt. For additional information, see pages 40 and 41 of the Summary Annual Report included with the Corporation’s 2019 Proxy Statement.

Total Shareholder Return (TSR) measures the change in value of an investment in stock over a specified period of time, assuming dividend reinvestment. TSR is subject to many different variables, including factors beyond the control of management. For additional information, see page 40 of the Summary Annual Report included with the Corporation’s 2019 Proxy Statement.

Statements regarding future events or conditions are forward-looking statements. Actual future results, including project plans, schedules, and results, as well as the impact of compensation incentives, could differ materially due to: changes in oil and gas prices and other market factors affecting our industry; the outcome of exploration and development projects; timely completion of production and construction projects; technical or operating conditions; the outcome of commercial negotiations; political and regulatory factors including changes in environmental and tax laws; and other factors described in Item 1A Risk Factors in our most recent Form 10-K.

The term “project” can refer to a variety of different activities and does not necessarily have the same meaning as in any government payment transparency reports.

2019 Proxy Statement	41

FOOTNOTES

(1) Pay means the sum of Realized Pay and Unrealized Pay as discussed on page 40 and in the related Frequently Used Terms on page 41.

(2) For more information, see the Summary Annual Report included with ExxonMobil’s 2019 Proxy Statement and available on our website at exxonmobil.com/annualreport.

(3) Example shows the integration of project net cash flow and performance share program design; illustrates that short-term vesting occurs prior to determination of project financial success or failure and that longer-term vesting better aligns with shareholder returns resulting from investment decisions. The project timeline is a hypothetical case that is representative of a typical major ExxonMobil project investment.

(4) For both the ExxonMobil and Alternate programs, 100 shares are granted each year from 2008 to 2017. For ExxonMobil performance share program, 50 percent of an annual grant of performance shares vests in 5 years and the other 50 percent vests in 10 years or retirement, whichever is later. For the hypothetical alternate formula-based program, shares vest after 3 years based on TSR performance. Values shown represent percent of target shares that would pay out based on ExxonMobil’s actual relative three-year TSR rank versus our industry peers (see footnote 8). Payout schedule as follows: 200% of target if ranked 1; 150% of target if ranked 2; 100% of target if ranked 3; 50% of target if ranked 4; and, 0% of target if ranked 5.

(5) Employees and contractors, includes XTO Energy Inc. data beginning in 2011.

(6) Workforce safety data from participating American Petroleum Institute (API) companies; 2018 industry data not available at time of publication.

(7) Competitor data estimated on a consistent basis with ExxonMobil and based on public information. ROCE data for Total available from 1999. For definitions and more information, see Frequently Used Terms on page 41.

(8) Industry peers include Chevron, Royal Dutch Shell, Total, and BP.

(9) Growth rate of an investor’s holdings with reinvestment of dividends. Chevron, Royal Dutch Shell, Total, and BP weighted by market capitalization to calculate average of industry peers.

(10) Benchmark companies are the same companies noted in the 2018 Proxy Statement. See Frequently Used Terms on page 41 for a full list of benchmark companies.

(11) Benchmark company data is based on public information. Data represents the fiscal year ending in 2018. Excludes sales-based taxes and intersegment revenues.

(12) Bonus program is based on estimates of year-end earnings made in November of each year, such that payment can occur in that calendar year. The purpose of the two-thirds adjustment in the formula is to mitigate the impact of commodity price swings on short-term earnings performance.

(13) 2018 benchmark company data not available at time of publication.

42	2019 Proxy Statement

Key Elements of the Compensation Program and Compensation Committee 2018 Decisions

•

The Company’s executive compensation program consists of base salary, annual bonus, and long-term equity in the form of performance shares. Key design features and target allocations for these compensation elements are described on page 34. The Company also provides retirement plans in the form of pension and savings plans, as described beginning on page 44.

•

The Compensation Committee determined and approved the individual elements of 2018 compensation, as well as total compensation for each Named Executive Officer within the context of the compensation program structure. The Committee aligned the value with the performance of the Company, progress toward strategic objectives including strengthening the Company’s growth strategy, and results of annual compensation benchmarking given experience in the position, as described in the Executive Compensation Overview.

Performance Share Program

•

The performance share program accounts for the majority of annual pay granted, and is intended to align the personal financial interests of executives with the returns of long-term shareholders and to encourage long-term decision making through the commodity price cycle.

•

The Compensation Committee sets the size of the performance share program. The Committee does not support a practice of offsetting a loss or gain in the value of prior performance share grants by the value of current year grants, which would minimize the risk/reward profile of stock-based awards and undermine the long-term view that executives are expected to adopt.

•

In 2018, the process and considerations applied by the Compensation Committee to determine the performance share grant to the CEO is described on page 36. The performance share grants for the other Named Executive Officers were determined using this same process.

•	Performance shares granted under this program are currently in the form of stock units.

•	Stock options have not been granted since 2001, and there are no plans to make such grants in the future.

Vesting and Restriction Periods

•	Performance share awards vest 50 percent in 5 years from grant date and 50 percent in 10 years or retirement, whichever is later.

•	Performance share awards are not subject to acceleration, not even at retirement, except in the case of death.

•

These restriction periods far exceed those applied across all industries, and better align with the long investment lead times of our business and the decisions that affect long-term shareholder value in our industry. For additional information on the benefits of long-term restriction periods and the potential unintended consequences of an alternate program with shorter restriction periods, see page 35.

•	Unvested performance share awards cannot be used as collateral for any purpose and are subject to forfeiture, even into retirement; see page 47.

Bonus Program

•	The annual bonus program links compensation to annual business performance and encourages strong earnings performance in the near- and mid-term while maintaining risk of forfeiture.

•

The Compensation Committee establishes the overall size of the annual bonus pool (“ceiling”) based on the annual percent change in projected Corporate earnings, using the bonus program formula described on page 40.

•	Individual bonus awards are then determined by the bonus program formula, changes in pay grade, and performance.

•	Half of the annual bonus is paid in cash at time of grant, and the other half is delivered as Earnings Bonus Units (EBU) with delayed vesting. The delayed amount does not earn interest.

2019 Proxy Statement	43

•

Vesting of the EBU occurs when the cumulative earnings per share (EPS) threshold is achieved. If the cumulative EPS threshold is not reached within three years, the EBU is reduced to an amount equal to the number of units times the actual cumulative EPS over the three-year period.

–

The EPS threshold ties the timing of the bonus payment to the rate of the Corporation’s future earnings and is, therefore, intentionally set at a level that is expected to be achieved within the three-year period.

–

The threshold is reviewed each year and may be adjusted to achieve payout within three years. The threshold has remained at $6.50 since 2014, even during the period of lower commodity prices and earnings.

•	The bonus award in its entirety is subject to clawback; see page 47.

•	The delayed portion of the bonus (EBU) is also at risk of forfeiture; see page 47.

•

In 2018, the overall bonus program increased by 25 percent. Bonus awards for the Named Executive Officers that changed by more or less than the overall bonus program reflect their transition to higher pay grades and/or the results of individual performance assessments.

Salary

•	The overall size of the U.S. salary program for all U.S.-dollar-paid executives is determined by annual benchmarking.

•

The changes in salary for the Named Executive Officers are consistent with the base salary program, taking into account desired market orientation, individual performance, increased individual experience, and pay grade.

•	Salary decisions directly affect the level of retirement benefits since salary is included in retirement benefit formulas.

Retirement Plans

•

Retirement plans include defined contribution plans, such as the Company’s savings plans, that are attractive to new hires who can begin building an account balance immediately, and defined benefit plans, such as the Company’s pension plans (qualified and nonqualified), that help retain mid- and late-career employees until retirement age. This objective to promote a long-term career is consistent with the long-term nature of the business.

•	Retirement plans also further strengthen commitment to high performance standards in that salary and bonus amounts, that form the basis for these plans, are determined by individual performance.

•	The Named Executive Officers participate in the same savings and pension plans as other U.S. executives.

•	Change in control is not a triggering event under any ExxonMobil benefit plan.

Savings Plans

•

The qualified Savings Plan permits employees to make pre- or post-tax contributions and receive a Company-matching contribution of 7 percent of eligible salary when they contribute a minimum of 6 percent of salary. These contributions are subject to U.S. Internal Revenue Code limits on the amount of pay taken into account and the total amount of contributions.

•

The nonqualified Supplemental Savings Plan does not permit employee contributions but allows for continuation of the Company’s contribution of 7 percent of eligible salary that would not otherwise be made to the qualified Savings Plan due to U.S. Internal Revenue Code limits.

Pension Plans

•

Pay for the purpose of pension calculations includes base salary and bonus, but does not include stock-based awards. Inclusion of the annual bonus in the pension formula further strengthens the performance basis of the total compensation and benefits program.

44	2019 Proxy Statement

•

Because pension benefits use final average pay applied to all years of service, the increase in pension values is greatest late in an employee’s career when compensation tends to be highest. This also enhances the retention of high-performing employees whose compensation typically increases as their job responsibilities expand.

•

The nonqualified Supplemental Pension Plan provides pension benefits to the extent annual salary exceeds the amount that can be considered in determining qualified pension benefits and to the extent other limits may apply to qualified benefits. Without the Supplemental Pension Plan, the retention power of the overall pension plan would be greatly reduced for employees earning more than that amount, since pension values would not reflect the higher level of pay in mid- to late-career.

•

The nonqualified Additional Payments Plan provides pension benefits tied to the annual bonus, which further supports retention and performance objectives, and reinforces the Compensation Committee’s practice of linking a greater proportion of compensation to business results for more-senior-level executives. Including annual bonus in the pension formula encourages executives to continue performing at a high level in order to maximize their pension value.

•	For more information on the pension plans, including the benefits formula, see pages 54 to 56.

•

In 2018, the annual change in pension value for Mr. Woods was positive, as shown in the Summary Compensation Table. For a breakdown of the underlying factors that resulted in the increase, see page 50. The annual change in pension value was also positive for Messrs. Chapman and Williams, primarily due to an increase in their final average annual bonus and salary, plus an additional year of service and age. For Messrs. Swiger and Duffin, the higher lump sum interest rate (3 percent) versus 2017 (2.75 percent) and a decrease in the final average annual bonus are contributing factors to the negative pension values discussed in the narrative to the Summary Compensation Table. These values are estimates; the actual values will be determined at the time each individual retires.

Guidelines, Policies, and Practices

Benchmarking Principles

•

Consistent with the Compensation Committee’s practice of using well-informed judgment to determine overall executive compensation, the Committee focuses on a broad orientation, generally a range around the median compensation of our benchmark companies, which provides the ability to:

–	Differentiate compensation based on experience and performance levels among executives;

–	Minimize the potential for automatic ratcheting-up of compensation that could occur with a narrow target among benchmarked companies;

–	Ensure that a change in share price is a significant factor in determining market orientation;

–	Manage salaries based on a long-term career orientation; and

–	Respond to changing business conditions.

•	These benchmarking principles apply to salary, annual bonus, and performance share awards.

•

Annual benchmarking of compensation is performed against a peer group consisting of other U.S. companies that generally have large scale and complexity, capital intensity, international operations, and a business model that has proven to be sustainable over time. For a list of companies used to benchmark compensation, see page 41.

•

The Compensation Committee also uses tally sheets that provide detailed information, by pay element, and allow for assessment against publicly available data for similar positions at compensation benchmark companies.

•

Whether an executive’s total compensation is near, substantially below, or above the median is a factor the Compensation Committee considers along with Company performance, progress toward strategic objectives, individual performance, experience, and pay grade when determining individual compensation levels.

•	The Compensation Committee uses an independent consultant to assist in this analysis as discussed in the Corporate Governance section; see page 17.

2019 Proxy Statement	45

Performance Measurements

•	The Compensation Committee assesses the CEO’s performance and documents the basis on which compensation decisions are made.

•

Similarly, the CEO reviews the performance of all other senior executives with the Board of Directors during the annual executive development review in October of each year. In addition to this formal annual assessment, the Board also assesses the performance of all senior executives throughout the year during specific business reviews and Board Committee meetings.

•

The Compensation Committee relies on Company performance against industry peers based on pre-established performance metrics over investment lead times of the business (10 years) and the Company’s progress toward its strategic objectives, as described on pages 36 to 39 .

–

While the performance metrics are not assigned a specific weight, safety and operations integrity performance and return on average capital employed (ROCE) are given the highest priority, as is progress toward the Company’s strategic objectives.

•

ExxonMobil encourages safety and safety reporting throughout the Company. Applying a measure of safety results at the senior executive level is intended to hold senior leaders accountable for the overall results of the Company’s safety program.

•	The Committee also takes into account leadership demonstrated in sustaining sound business controls and a strong ethical and corporate governance environment.

–

A violation of the Company’s code of business conduct could result in elimination of an officer’s incentive award for the year, as well as termination of employment and/or cancellation of all previously granted awards that have not yet vested.

•

Experience and level of responsibility are also considered in assessing the contributions of individual executives. Career service for Named Executive Officers ranges from 26 to more than 40 years. The most recent responsibilities for the Named Executive Officers are outlined below.

Name	Principal Position
D.W. Woods

–   Chairman of the Board and CEO since January 2017

–   President and member of the Board since January 2016

–   Senior Vice President in 2014 and 2015

–   More information regarding his career history is on page 24

A.P. Swiger	– Principal Financial Officer (PFO) since 2013 – Senior Vice President since 2009
N.A. Chapman	– Senior Vice President since January 2018 – President of ExxonMobil Chemical Company and Vice President of Exxon Mobil Corporation from 2015 through 2017
J.P. Williams, Jr.	– Senior Vice President since June 2014
N.W. Duffin	– President of ExxonMobil Global Projects Company effective April 2019 – President of ExxonMobil Production Company and Vice President of Exxon Mobil Corporation from 2017 to March 2019

Share Utilization

•

Each year, the Compensation Committee establishes a ceiling for performance share awards. The overall number of shares underlying awards granted in 2018 represents dilution of 0.2 percent. This dilution is about 65-percent below the average of the companies benchmarked for compensation, based on historical grant patterns. The effect is a lower relative impact on earnings per share at time of grant versus compensation benchmark companies.

46	2019 Proxy Statement

•

The Company has a long-established practice of purchasing shares in the open market and through negotiated transactions to offset the dilutive effect of shares or units settled in shares issued under the performance share program.

Granting Practices

•	The Compensation Committee grants incentive awards to the Company’s senior executives at its regular November meeting and does not do so by written consent.

•

A committee comprised of ExxonMobil’s Chairman and Senior Vice Presidents grants incentive awards to other eligible employees within the parameters of the bonus and performance share award ceilings approved by the Compensation Committee. This committee makes annual grants on a schedule aligned with the schedule of the Compensation Committee, and otherwise grants awards as needed based on particular business or personnel developments.

Stock Ownership

•

It is ExxonMobil’s policy that executives maintain significant stock ownership during employment and for many years into retirement. ExxonMobil’s long restriction periods on performance shares result in required stock ownership that far exceeds the typical standard ownership guideline of 6 times base salary.

•

The table below shows stock ownership, including shares underlying performance shares, as a multiple of salary and the percentage of shares that are still subject to restrictions for the Named Executive Officers as well as the average for all current U.S.-dollar-paid executive officers as of year-end 2018.

Name	Dollar Value of Stock Ownership as a Multiple of Salary	Percent of Shares Restricted
D.W. Woods	32	90
A.P. Swiger	52	73
N.A. Chapman	31	92
J.P. Williams, Jr.	30	89
N.W. Duffin	40	82
All Other U.S.-Dollar-Paid Executive Officers (Average)	23	82

Anti-Hedging Policy

•

Company policy prohibits all active executives, management, professional, or technical employees from purchasing or selling puts, calls, other options, or futures contracts on ExxonMobil common stock or trading in the oil or gas futures markets.

Clawback Policy and Forfeiture Provisions

•

In the event of a material negative restatement of ExxonMobil’s reported financial or operating results, the Board is authorized to take actions as it deems necessary and appropriate, including the recoupment (clawback) of any bonus (cash or earnings bonus units) paid to an executive officer. This recoupment policy reflects the Company’s high ethical standards and strict compliance with accounting and other regulations applicable to public companies.

•	The delayed portion of the annual bonus and unvested performance share awards are at risk of forfeiture in case of early retirement and/or detrimental activity if an executive:

–

Leaves the Company before standard retirement time (defined as age 65 for U.S. employees). In the event of retirement prior to the age of 65 but after eligibility for early retirement (i.e., at least 55 years of age with at least 15 years of service), the Compensation Committee, in the case of an executive officer, must approve the retention of awards.

2019 Proxy Statement	47

–	Engages in activity that is detrimental to the Company, even if such activity occurs or is discovered after retirement.

•	The uniquely long vesting periods of performance shares substantially increase the percentage of career compensation at risk of forfeiture due to detrimental activity.

Employment Arrangements

•	The CEO and other Named Executive Officers are “at-will” employees and as such do not have employment contracts, severance agreements, or change-in-control arrangements with the Company.

•	This eliminates any real or perceived “safety net” with respect to job security and increases the risk and consequences to the individual for performance that does not meet the highest standards.

Tax Matters

•	The Company does not provide tax assistance for either bonus or performance share awards.

•

Starting in 2018, the U.S. Internal Revenue Code was amended so that annual compensation, including performance-based compensation, in excess of $1 million paid to the CEO, the Principal Financial Officer (PFO), and the other three most highly paid executives is not tax deductible by the Corporation. This amendment applies to bonuses and performance shares granted beginning in November 2017 and later. It also applies to nonqualified pensions and other compensation paid to covered executives following retirement.

•

A transition rule preserves the tax deductibility of bonuses, performance shares, and nonqualified pension benefits awarded or accrued prior to November 2017 under pre-amendment U.S. Internal Revenue Code provisions.

•	Executives may not elect to defer any element of compensation prior to retirement.

•

Nonqualified pension and other benefits have been designed in a manner intended to avoid additional taxes that could potentially be imposed on the recipients of such amounts by Section 409A of the U.S. Internal Revenue Code. This is achieved by setting the form and timing of distributions to eliminate executive and Company discretion.

The above Tax Matters discussion is based on the Company’s interpretation of current U.S. tax laws.

Shareholder Engagement and Prior Say-on-Pay Vote

•

It has been a long-standing practice to actively engage with our shareholders and proxy advisors throughout the year. These engagements provide an opportunity to better understand their perspectives on executive compensation and to discuss the rationale behind our compensation program design and how it aligns pay with performance.

•	In 2018, we continued a broad shareholder engagement strategy. We enhanced this year’s disclosure in response to the feedback received, as described on page 33.

•

During the Compensation Committee’s annual review, they also considered the insights gained from this extensive shareholder dialogue; the results of the 2018 advisory vote on executive compensation, in which 73 percent of votes cast were FOR the compensation of the Named Executive Officers; and the effectiveness and competitiveness of the executive compensation program.

•

The Committee also evaluated an alternate target-setting method of granting compensation, as described on page 35 ; and received input from its independent consultant regarding this alternate method. The Committee continues to support the current design of the executive compensation program versus the alternate method on the basis that it best aligns compensation design with the long-term nature of the business and encourages a long-term view in decision making by executives.

•

The Committee respects all shareholder votes, both FOR and AGAINST our compensation program and is committed to continued engagement between shareholders and the Company to fully understand diverse viewpoints.

48	2019 Proxy Statement

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table for 2018

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total ($)

D.W. Woods Chairman and CEO	2018 2017 2016	1,400,000 1,200,000 1,000,000	2,464,000 1,848,000 1,232,000	11,648,250 10,809,810 12,014,215	0 0 0	0 0 0	2,977,497 3,325,779 2,179,208	288,040 282,544 421,505	18,777,787 17,466,133 16,846,928

A.P. Swiger Senior Vice President; PFO	2018 2017 2016	1,395,750 1,337,500 1,287,500	1,848,000 1,603,000 986,000	8,666,298 8,123,736 9,330,748	0 0 0	0 0 0	0 0 3,805,931	158,830 151,738 146,568	12,068,878 11,215,974 15,556,747

N.A. Chapman Senior Vice President	2018	833,000	1,276,000	5,979,435	0	0	1,096,572	417,999	9,603,006

J.P. Williams, Jr. Senior Vice President	2018	929,167	1,276,000	5,979,435	0	0	1,100,069	78,115	9,362,786

N.W. Duffin Vice President; President, ExxonMobil Production Company(1)	2018 2017	1,107,000 1,063,250	1,175,000 1,021,000	5,381,492 5,675,150	0 0	0 0	0 0	125,050 120,349	7,788,542 7,879,749

(1)	Mr. Duffin was elected President, ExxonMobil Global Projects Company effective April 1, 2019.

Compensation Adjusted for Negative Change in Pension

•

In 2018, the annual change in pension value was negative for Messrs. Swiger and Duffin. However, SEC regulations do not allow for inclusion of negative pension amounts in the Summary Compensation Table. The following pro forma table reflects the impact of the negative pension value on 2018 compensation:

Name	Reported Pay from Table Above ($)		2018 Negative Pension Adjustment ($)	2018 Total Adjusted Pay ($)
	2017	2018

A.P. Swiger	11,215,974	12,068,878	-405,589	11,663,289

N.W. Duffin	7,879,749	7,788,542	-784,870	7,003,672

Salary

•

Effective January 1, 2019, the annual salary was increased for Mr. Woods to $1,500,000 and Mr. Chapman to $895,000. Effective April 1, 2019, the annual salary was increased for Mr. Swiger to $1,489,000; and Mr. Duffin to $1,181,000.

•	For more details on the design of the salary program and decisions made by the Compensation Committee in 2018, see page 44.

Bonus

•	The 2018 bonus was paid one-half in cash at the time of grant. The Company delays vesting of the balance until cumulative earnings reach $6.50 per share.

•	For more details on the design of the bonus program and decisions made by the Compensation Committee in 2018, see pages 40 and 43.

2019 Proxy Statement	49

Stock Awards

•

In accordance with disclosure regulations, the valuation of stock awards in this table represents the grant date fair value, which is equal to the number of performance shares awarded times the grant price. Grant price is the average of the high and low sale prices on the NYSE on the grant date: $77.66 on November 28, 2018; $81.89 on November 29, 2017; and $87.70 on November 30, 2016.

•	Dividend equivalents paid on performance share awards are reflected in the grant date fair value and, therefore, are not shown in the table.

•	For more details on the design of the performance share program and decisions made by the Compensation Committee in 2018, see pages 34 to 39 and 43.

Change in Pension Value and Nonqualified Deferred Compensation Earnings

•

The amounts shown in this column in the Summary Compensation Table solely represent the positive change in pension value. The Corporation’s nonqualified deferred compensation plan (Supplemental Savings Plan) does not permit accrual of above-market or preferential earnings.

•

The change in pension value shown in the table for 2018 is the increase between year-end 2017 and year-end 2018 in the present value of each executive’s pension benefits under the plans. For a description of the pension plans and the present value calculation, see pages 54 to 56.

•

For Mr. Woods, the change in pension value for 2018 represents a 25-percent increase in the present value of his pension benefits as shown in the Pension Benefits table on page 54. The following table provides a breakdown of the underlying factors.

Factors	Change in Pension Value (%)	Change in Present Value ($)

Change in Interest Rates	-12	-1,375,176

Change in Final Average Bonus	18	2,166,301

Change in Final Average Salary	10	1,154,183

Age and Service	9	1,032,189

Total	25	2,977,497

All Other Compensation

The following table breaks down the amounts included in the All Other Compensation column of the Summary Compensation Table for 2018.

Name	Life Insurance ($)	Savings Plan ($)	Personal Security ($)	Personal Use of Company		Financial Planning ($)	Relocation ($)	Total ($)
				Aircraft ($)	Car ($)

D.W. Woods	0	98,000	84,155	94,459	0	11,426	0	288,040

A.P. Swiger	44,056	97,702	5,646	0	0	11,426	0	158,830

N.A. Chapman	17,120	58,310	4,664	0	0	0	337,905	417,999

J.P. Williams, Jr.	0	65,042	1,647	0	0	11,426	0	78,115

N.W. Duffin	34,944	77,490	1,118	0	72	11,426	0	125,050

Life Insurance

•

Messrs. Woods and Williams participate in the Company’s broad-based employee life insurance program that provides coverage that equals 2 times base salary as an active employee. As permitted by disclosure regulations, the premium cost for a broad-based employee life insurance program is not required to be reported and therefore is excluded from this table.

•

The other Named Executive Officers participate in the Company’s senior executive term life insurance program that provides coverage of 4 times base salary until age 65 and a declining multiple thereafter until age 75, at which point the multiple remains at 2.5 times salary. The Company eliminated this program for all newly eligible senior executives as of October 2007.

50	2019 Proxy Statement

•

For executives with senior executive term life insurance coverage, the premium cost in any year depends on overall financial and mortality experience under the group policy. The amounts shown are based on U.S. Internal Revenue Code tables used to value the term cost of such coverage. This valuation is applied since the actual life insurance premium is a single payment for a large group of executives that does not represent the cost of insuring one specific individual.

Savings Plan

•

The amount shown is the value of Company-matching contributions under ExxonMobil’s tax-qualified savings plan and Company credits under the related nonqualified supplemental plan. For a description of the savings plan, see page 44.

•	The value of the credits to the nonqualified supplemental plan is also disclosed in the Nonqualified Deferred Compensation table on page 56.

Personal Security

•	The Company provides security for its employees, as appropriate, based on an assessment of risk, which includes consideration of the employee’s position and work location.

•

The Company does not consider any such security costs to be personal benefits since these costs arise from the nature of the employee’s employment by the Company. However, the disclosure regulations require certain security costs to be reported as personal benefits.

•

The amounts shown in the table include the following types of security-related costs: security systems at executive residences; security services and personnel (at residences and/or during personal travel); car and personal security driver; and Company communications equipment. Costs of security related to travel for business purposes are not included.

•

The car provided for security reasons and used primarily for commuting is valued based on the annualized cost of the car plus maintenance and fuel. Reported costs for rental cars utilized for security concerns during personal travel are the actual incremental costs.

•

For security personnel employed by the Company, the cost is the actual incremental cost of expenses incurred by the security personnel. Total salary, wages, and benefits are not allocated because the Company already incurs these costs for business purposes.

•	For security contractors, the cost is the actual incremental cost of such contractors associated with the executive’s personal time.

•

For Mr. Woods, the amount shown includes $49,787 for the cost of his car provided for security reasons as described above; the remainder is for security costs related to personal travel, residential security, and other communications equipment to conduct business in a secure manner.

Aircraft

•

For security reasons, the Board requires the Chairman and CEO to use the Company aircraft for both business and personal travel. The Compensation Committee considers these costs to be necessary security-related business expenses rather than perquisites, but per the disclosure regulations, the incremental cost of aircraft usage for personal travel is reported.

•

Incremental cost for personal use of the aircraft is based on direct operating costs (fuel, airport fees, incremental pilot costs, etc.) and does not include capital costs of the aircraft since the Company already incurs these costs for business purposes.

Company Car

•

The amount shown is the incremental cost for personal use of a Company car, which is based on an assumed cost of $0.545 per mile. Driver personnel costs are not allocated because the Company already incurs these costs for business purposes.

2019 Proxy Statement	51

Financial Planning

•	The Company provides financial planning services to senior executives, which includes tax preparation. This benefit is valued based on the actual charge for the services.

Relocation

•

The Company provides relocation assistance to eligible employees on a consistent basis. The amount shown for Mr. Chapman represents $322,574 for relocation costs paid on his behalf or reimbursed to him, and $15,331 for tax reimbursement related to these relocation payments.

Grants of Plan-Based Awards for 2018

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

D.W. Woods	11/28/2018	0	0	0	0	0	0	150,000	0	0	11,648,250

A.P. Swiger	11/28/2018	0	0	0	0	0	0	111,600	0	0	8,666,298

N.A. Chapman	11/28/2018	0	0	0	0	0	0	77,000	0	0	5,979,435

J.P. Williams, Jr.	11/28/2018	0	0	0	0	0	0	77,000	0	0	5,979,435

N.W. Duffin	11/28/2018	0	0	0	0	0	0	69,300	0	0	5,381,492

In 2018, performance share grants were made in the form of stock units. Each stock unit represents one share of ExxonMobil common stock. Performance shares granted to the Named Executive Officers may be settled only in stock. During the restricted period, the executive receives a cash payment on each performance share corresponding to the cash dividends paid on an outstanding share of ExxonMobil stock. Unlike common stock, performance shares granted in stock units do not carry voting rights prior to settlement.

Restrictions and Forfeiture Risk

•	For details regarding ExxonMobil’s restrictions and forfeiture provisions, see pages 43 and 47.

Grant Date

•	The grant date is the same as the date on which the Compensation Committee of the Board met to approve the awards. For details of grant date fair value, see page 50.

52	2019 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End for 2018

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

D.W. Woods	0	0	0	0	—	591,850	40,358,252	0	0

A.P. Swiger	0	0	0	0	—	767,050	52,305,140	0	0

N.A. Chapman	0	0	0	0	—	344,600	23,498,274	0	0

J.P. Williams, Jr.	0	0	0	0	—	357,000	24,343,830	0	0

N.W. Duffin	0	0	0	0	—	530,150	36,150,929	0	0

Stock Awards (Performance Shares)

•

Performance shares shown in the table above include both stock and stock units. The market value is based on the 2018 year-end closing stock price of $68.19 and this value has not been risk adjusted. These performance shares have the same terms, except that stock units do not include voting rights. For more information regarding the performance share program, see page 43.

•

The table below shows the dates on which the respective restricted periods for the performance shares shown in the previous table expire, assuming the awards are not forfeited and the executive is living when the restrictions lapse.

Name	Date Restrictions Lapse and Number of Performance Shares
	2019	2020	2021	2022	2023	10 Years or Retirement, Whichever Occurs Later

D.W. Woods	23,400	45,400	68,500	66,000	75,000	313,550

A.P. Swiger	45,400	53,200	53,200	49,600	55,800	509,850

N.A. Chapman	19,550	23,400	23,400	24,750	38,500	215,000

J.P. Williams, Jr.	23,400	32,200	32,200	25,750	38,500	204,950

N.W. Duffin	32,200	32,200	38,500	34,650	34,650	357,950

2019 Proxy Statement	53

Option Exercises and Stock Vested for 2018

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

D.W. Woods	0	0	31,950	2,479,437

A.P. Swiger	0	0	45,400	3,483,429

N.A. Chapman	0	0	19,550	1,500,023

J.P. Williams, Jr.	0	0	16,800	1,289,022

N.W. Duffin	0	0	32,200	2,470,626

Stock Awards/Restriction Lapse in 2018

•

In 2018, restrictions lapsed on 50 percent of performance share awards that were granted in 2013. For Mr. Woods, restrictions also lapsed on 50 percent of performance share awards that were granted in 2011. These shares were granted before he became a senior executive and were subject to a different vesting schedule (7 years from grant date) than his current and more recent awards, but otherwise had the same terms as awards granted to other senior executives.

•

The number of shares acquired on vesting is the gross number of shares to which the award relates. The value realized is the gross number of shares times the market price, which is the average of the high and low sale prices on the NYSE on the date that the restrictions lapse.

•

The net number of shares acquired (gross number of shares less shares withheld for taxes) are 19,377 for Mr. Woods; 27,535 for Mr. Swiger; 11,857 for Mr. Chapman; 10,189 for Mr. Williams; and 19,529 for Mr. Duffin.

•	Refer to the Performance Share Program section on page 43 for additional information.

Pension Benefits for 2018

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

D.W. Woods	ExxonMobil Pension Plan ExxonMobil Supplemental Pension Plan ExxonMobil Additional Payments Plan	26.34 26.34 26.34	1,231,591(a) 4,593,606(b) 9,127,855(b)	0 0 0

A.P. Swiger	ExxonMobil Pension Plan ExxonMobil Supplemental Pension Plan ExxonMobil Additional Payments Plan	40.33 40.33 40.33	2,475,442 10,624,251 17,626,761	0 0 0

N.A. Chapman	ExxonMobil Pension Plan ExxonMobil Supplemental Pension Plan ExxonMobil Additional Payments Plan	34.34 34.34 34.34	1,805,761 3,788,105 7,031,808	0 0 0

J.P. Williams, Jr.	ExxonMobil Pension Plan ExxonMobil Supplemental Pension Plan ExxonMobil Additional Payments Plan	31.70 31.70 31.70	1,564,271 3,837,371 6,649,942	0 0 0

N.W. Duffin	ExxonMobil Pension Plan ExxonMobil Supplemental Pension Plan ExxonMobil Additional Payments Plan	39.25 39.25 39.25	2,440,928 7,779,089 11,559,411	0 0 0

(a)

The Present Value of Accumulated Benefit figure for the ExxonMobil Pension Plan for Mr. Woods is calculated as if he were eligible for early retirement (i.e., at least 55 years of age with at least 15 years of service). Because Mr. Woods is not yet 55 years of age, he would not be eligible to receive a single lump sum payment of his pension benefit if he were to terminate employment at year-end 2018; and, in such circumstance, any annuity benefit he elected to receive would be actuarially reduced.

(b)

In the event of termination prior to early retirement eligibility, there is no benefit payable under the Supplemental Pension Plan or Additional Payments Plan. The Present Value of Accumulated Benefit figure for these plans for Mr. Woods is calculated as if he were eligible for early retirement, even though he is not eligible as of year-end 2018.

54	2019 Proxy Statement

Pension Plans

•

Retirement benefit plans (qualified and nonqualified) provide an annual benefit of 1.6 percent of final average pay per year of service, with the qualified plan having an offset for Social Security benefits. For a description, see page 44. Below are the calculations and forms of payments for each plan:

Plan Name	Calculation	Forms of Payment

Pension Plan (qualified)	1.6% x final average salary(1) x years credited service, less a Social Security offset	Benefit available as a lump sum or in various annuity forms

Supplemental Pension Plan (nonqualified)	1.6% x final average salary(1) x years credited service	Paid in the form of an equivalent lump sum six months after retirement

Additional Payments Plan (nonqualified)	1.6% x average annual bonus(2) x years credited service	Paid in the form of an equivalent lump sum six months after retirement

(1)

Final average salary is the average of the highest 36 consecutive months in the 10 years of service prior to retirement. For the Pension Plan, final average salary included and benefits paid are subject to the limits on compensation ($275,000 for 2018, adjusted each year for inflation) and benefits prescribed by the U.S. Internal Revenue Code. For the Supplemental Pension Plan, final average salary is the amount that exceeds the U.S. Internal Revenue Code limit. Additionally, the Supplemental Pension Plan benefit includes any benefit amount in excess of the benefit limit prescribed by the U.S. Internal Revenue Code.

(2)

Average annual bonus is the average of the annual bonus for the three highest grants of the last five awarded prior to retirement (including the portion of the annual bonus that is paid at time of grant and the portion that is paid on a delayed basis as described beginning on page 43).

Present Value Pension Calculations

•

The present value of accumulated benefits is determined by converting the annuity values earned as of year end to lump sum values payable at age 60 (or at the employee’s actual age, if older) using the applicable mortality tables and interest rates.

•

The value shown in the Pension Benefits table is the accumulated benefit as of year-end 2018. The value shown in the Summary Compensation Table on page 49 represents the annual increase in the value of the pension between year-end 2017 and 2018.

•	The lump sum interest rates used to calculate the accumulated benefits in the Pension Benefits table and Summary Compensation Table were:

–

For plan participants who had attained age 50 with at least 10 years of service before January 1, 2008 (including Messrs. Swiger and Duffin), the lump sum interest rates for an employee who worked through the end of 2017 was 2.75 percent and through the end of 2018 was 3 percent.

–

For other participants (including Messrs. Woods, Chapman, and Williams), the plan specifies short-, medium-, and long-term interest rate assumptions for this purpose. The lump sum interest rates for an employee who worked through the end of 2017 were 1.95 percent, 3.58 percent, and 4.36 percent, respectively, and through the end of 2018 were 3.16 percent, 4.21 percent, and 4.51 percent, respectively.

–	The actual lump sum conversion factors that will apply when each executive retires may be different.

•

For employees not yet age 60, these age-60 lump sum values are discounted to present values based on the time difference between the individual’s age at year-end 2018 and age 60 (and at year-end 2017 and age 60 for the annual increase in pension calculation in the Summary Compensation Table) using the interest rates for valuing financial reporting of pension obligations as of each year end. The discount rate for determining the present value of benefits was 3.8 percent as of year-end 2017 and 4.4 percent as of year-end 2018.

Effect of Early Retirement or Death

•	The Named Executive Officers have not received any additional service credit. Actual service is reflected in the table on page 54.

•

All three pension plans require completion of 15 years of service and attainment of age 55 to be eligible for early retirement. All Named Executive Officers have satisfied this requirement except for Mr. Woods who does not currently meet the age requirement.

2019 Proxy Statement	55

•

The early retirement benefit under the pension plans consists of an annuity benefit that is undiscounted for retirement ages of 60 years or over, with a discount of 5 percent for each year under age 60. In addition, the Social Security offset is waived for annuity payments scheduled to be paid prior to age 62. The benefit is eligible to be paid in the form of a lump sum.

•

Early retirement benefits are in some cases more valuable than the present value of the executive’s earned age-60 benefits. This is because the increase in lump sum value due to receiving benefits earlier and using a longer life expectancy are not fully offset, in the current interest rate environment, by the plan’s discount factor (5 percent per year) for early retirement annuities.

•

The table below shows the lump sum early retirement benefits under the plans for Messrs. Chapman and Williams as of year-end 2018. The lump sum early retirement benefits for Messrs. Swiger and Duffin as of year-end 2018 are the amounts shown in the Pension Benefits table.

Name	Plan Name	Lump Sum Early Retirement Benefit ($)
N.A. Chapman	ExxonMobil Pension Plan ExxonMobil Supplemental Pension Plan ExxonMobil Additional Payments Plan	1,873,967 3,869,109 7,182,174
J.P. Williams, Jr.	ExxonMobil Pension Plan ExxonMobil Supplemental Pension Plan ExxonMobil Additional Payments Plan	1,625,569 3,901,101 6,760,384

•

In the event of termination prior to early retirement eligibility, there is no benefit payable under the Supplemental Pension Plan or Additional Payments Plan. The pension benefit payable from the ExxonMobil Pension Plan is actuarially reduced and payable only as an annuity.

•

In the event of death after early retirement eligibility, the retirement benefit is payable to the participant’s beneficiary. Prior to early retirement eligibility, if a participant has at least 15 years of service, the actuarially determined present value of the benefit accrued prior to death is payable to the participant’s beneficiary. Under the qualified Pension Plan, if a participant has less than 15 years of service at the time of death, the survivor benefit, payable to the participant’s surviving spouse, is 50 percent of the actuarially discounted vested termination benefit payable under the qualified joint and survivor annuity option.

Nonqualified Deferred Compensation for 2018

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions(1) ($)	Aggregate Balance at Last FYE ($)

D.W. Woods	0	78,750	14,293	0	452,431

A.P. Swiger	0	78,452	35,006	0	1,036,786

N.A. Chapman	0	39,060	10,899	0	334,518

J.P. Williams, Jr.	0	45,792	11,550	12,824	345,391

N.W. Duffin	0	58,240	19,969	0	601,477

(1)	Represents a partial distribution of plan benefits for the payment of FICA taxes due.

•	The table above shows the value of the Company credits under ExxonMobil’s nonqualified Supplemental Savings Plan. For a description of the nonqualified Supplemental Savings Plan, see page 44.

•

The nonqualified Supplemental Savings Plan provides employees with the 7-percent, Company-matching contribution to which they would otherwise be entitled under the qualified plan if not for limitations on covered compensation and total contributions under the U.S. Internal Revenue Code.

•	The rate at which the nonqualified Supplemental Savings Plan account bears interest during the term of a participant’s employment is 120 percent of the long-term Applicable Federal Rate.

56	2019 Proxy Statement

•

The Company credits for 2018 are also included in the Summary Compensation Table under the column labeled All Other Compensation. The aggregate balance at the last fiscal year end shown above includes amounts reported as Company contributions in the Summary Compensation Table of the current proxy statement and proxy statements from prior years as follows: $228,317 for Mr. Woods; $459,690 for Mr. Swiger; $39,060 for Mr. Chapman; $45,792 for Mr. Williams; and $113,768 for Mr. Duffin.

Administrative Services for Retired Employee Directors

•

The Company provides certain administrative support to retired employee directors. These generally involve, but are not limited to, assistance with correspondence and travel arrangements related to activities the retired directors are involved with that continue from their employment, such as board positions with nonprofit organizations. Given the nature of the support provided, a retired director’s spouse may also benefit from the support provided. Retired employee directors are also allowed to use vacant office space at headquarters.

•

The aggregate incremental cost of providing these services to all current beneficiaries is approximately $70,000 per year. This amount represents the compensation and benefit cost for support personnel allocated based on their estimated time dedicated to providing this service, as well as other miscellaneous office support costs.

•	It is not possible to estimate the future cost that may be incurred by the Company for providing these services to Mr. Woods, who is currently the only employee director.

Health Care Benefits

•

Executives and their families are eligible to participate in the Company’s health care programs, including medical, dental, prescription drug, and vision care, on the same basis as all other U.S. employees. No special provisions apply.

Unused Vacation

•

U.S. salaried employees are entitled to payment of salary for any accumulated but unused vacation days at retirement or other termination of employment. Payment for unused vacation is included in final payment of earned salary, if applicable.

Termination and Change in Control

•	The Named Executive Officers are not entitled to any additional payments or benefits relating to termination of employment other than the retirement benefits previously described.

•	The Named Executive Officers do not have employment contracts, a severance program, or any benefits or payments triggered by a change in control, see page 48.

•	For more details on ExxonMobil’s clawback policy and forfeiture provisions, see page 47.

Payments in the Event of Death

•	The only event that results in the acceleration of the vesting period for outstanding performance share awards is death.

•

Also in the event of death, an executive’s estate or beneficiaries would be entitled to receive the applicable pension death benefits as described on page 55, a distribution of the executive’s savings plan balances, and payment of Company-provided life insurance or death benefits as described beginning on page 50. At year-end 2018, the amount of Company-provided life insurance for each Named Executive Officer is as follows:

Name	Life Insurance Benefit ($)

D.W. Woods	2,800,000

A.P. Swiger	5,644,000

N.A. Chapman	3,332,000

J.P. Williams, Jr.	1,900,000

N.W. Duffin	4,476,000

2019 Proxy Statement	57

SHAREHOLDER PROPOSALS

We expect Items 4 through 10 to be presented by shareholders at the annual meeting. Following SEC rules, other than minor formatting changes, we are reprinting the proposals and supporting statements as they were submitted to us. We take no responsibility for them. Upon oral or written request to the Secretary at the address listed under Contact Information on page 7, we will provide information about the sponsors’ shareholdings, as well as the names, addresses, and shareholdings of any co-sponsors.

The Board recommends you vote AGAINST Items 4 through 10 for the reasons we give after each one.

Item 4 – Independent Chairman

This proposal was submitted by The Kestrel Foundation, 111 Commercial Street, Suite 302, Portland, ME 04101, the beneficial holder of 320 shares and lead proponent of a filing group.

“RESOLVED: The shareholders request the Board of Directors to adopt as policy, and amend the bylaws as necessary, to require the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. This policy would be phased in for the next CEO transition.

If the Board determines that a Chair who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chair.

Supporting Statement:

We believe:

•	The role of the CEO and management is to run the company.

•	The role of the Board of Directors is to provide independent oversight of management and the CEO.

•	There is a potential conflict of interest for a CEO to be her/his own overseer as Chair while managing the business.

Exxon Mobil’s CEO Darren Woods serves both as CEO and Chair of the Company’s Board of Directors. We believe the combination of these two roles in a single person weakens a corporation’s governance structure.

Chairing and overseeing the Board is a time intensive responsibility. A separate independent Chair also frees the CEO to manage the company and build effective business strategies.

As Andrew Grove, Intel’s former chair, stated, ‘The separation of the two jobs goes to the heart of the conception of a corporation. Is a company a sandbox for the CEO, or is the CEO an employee? If he’s an employee, he needs a boss, and that boss is the Board. The Chairman runs the Board. How can the CEO be his own boss?’

In our view, shareholders are best served by a separate independent Board Chair who can provide a balance of power between the CEO and the Board. The primary duty of a Board of Directors is to oversee the management of a company on behalf of shareholders. A combined CEO / Chair creates a potential conflict of interest, resulting in excessive management influence on the Board and weaker oversight of management.

Numerous institutional investors recommend separation of these two roles. For example, California’s Public Employee Retirement System’s Principles & Guidelines encourage separation, even with a lead director in place.

According to ISS ‘2017 Board Practices’, (March 2017), 58% of S&P 1,500 firms separate these two positions and the number of companies separating these roles is growing.

58	2019 Proxy Statement

With the unprecedented challenges facing global energy companies regarding climate change, as they make important transitions to a low carbon economy, it is an important time to ensure our company’s governance is the best it can be.

This shareholder resolution to Exxon Mobil received 38.7% vote in 2018.

To simplify the transition, this new policy, if enacted, would be phased in when a next CEO is chosen.”

The Board recommends you vote AGAINST this proposal for the following reasons:

The Board agrees with the importance of a strong, independent Board to represent the interests of shareholders, and that the Board is responsible for effective oversight of management, including the CEO; however, the Board does not agree that combining the Chairman and CEO positions impedes its ability to provide effective oversight or that it constitutes a conflict.

In fact, combining the Chairman and CEO roles results in significant benefits that an independent Chairman would not provide. A combined Chairman and CEO position helps ensure the items of greatest importance for the business are brought to the attention of, and reviewed with, the Board on a timely basis. As new issues evolve within the business, the Chairman/CEO is positioned well, with deep company knowledge and industry experience, to raise those issues with the Board, ensuring appropriate oversight.

The Board is comprised entirely of independent directors, except the CEO. Each independent director has access to the CEO and other Company executives on request, may call meetings of the independent directors, and may request agenda topics for meetings of the full Board or an appropriate committee.

At the present time, the Board believes that independent Board leadership is effectively provided by the Presiding Director, who:

•	Has the authority to call, chair, and determine the agenda for executive sessions of the independent directors;

•	Provides feedback to the Chairman;

•	Chairs Board meetings in the absence of the Chairman; and

•	In consultation with the Chairman, reviews schedules and approves agendas for Board meetings.

The Compensation Committee, comprised entirely of independent directors, reviews CEO performance and establishes his compensation, the result of which is reviewed with the full Board, absent the Chairman.

The Board believes it is important to preserve its flexibility in choosing the leadership structure that will best serve the long-term interests of shareholders. The Board carefully considers the merits of separating or combining the Chairman and CEO positions, and whether the Chairmanship should be held by an independent director, whenever a CEO change occurs.

The 2018 Spencer Stuart Board Index notes that less than one-third of S&P 500 boards have a truly independent chairman that meets the NYSE rules for independence. As such, our Company’s leadership structure is consistent with the prevailing practice of large cap companies in the United States.

Item 5 – Special Shareholder Meetings

This proposal was submitted by Kenneth Steiner, 14 Stoner Ave., 2M, Great Neck, NY 11021, the beneficial owner of 500 shares.

“Proposal 5 – Special Shareholder Meeting

Resolved, Shareowners ask our board to take the steps necessary (unilaterally if possible) to amend our bylaws and each appropriate governing document to give holders in the aggregate of 10% of our outstanding common stock the

2019 Proxy Statement	59

power to call a special shareowner meeting (or the closest percentage to 10% according to state law) without the current requirement to petition a court in order to do so. This proposal does not impact our board’s current power to call a special meeting.

Exxon Mobil is in a small minority of companies that require shareholders to go to court in order to call for a special shareholder meeting. Plus Exxon Mobil may have an unlimited budget to oppose such a request in court and shareholders do not have such a budget.

Special meetings allow shareowners to vote on important matters, such as electing new directors that can arise between annual meetings. This proposal topic won more than 70%-support at Edwards Lifesciences and SunEdison in 2013. This 70%-support would have been higher if all shareholders had access to independent proxy voting advice.

A shareholder ability to call a special meeting would put shareholders in a better position to give continuing input on improving the makeup of our board of directors. This topic is more importance since we do not have any oversight of our CEO by an independent Board Chairman.

Mark Zuckerberg, Jeff Immelt and Elon Musk are examples of problems with concentrating too much power in one person. Darren Woods, our CEO/Chairman received the highest negative votes of any Exxon Mobil director in 2018. And Exxon Mobil executive pay received only a 73%-vote in 2018 compared to 90% and 95% votes at many companies.

Plus we apparently do not have a Lead Director as this title does not even appear in our 2018 proxy. Meanwhile in the 5-years leading up to the submittal of this proposal our stock fell from $101 to $77.

Also our right to shareholder proxy access may be unreachable because it can only be used by 20 shareholders who have owned a total of $30 billion of Exxon Mobil stock continuously for 3-years. If a group of 20 shareholders needs one more shareholder to meet this enormous $30 billion requirement – the group is totally out of luck.

Please vote yes:

Special Shareholder Meeting – Proposal 5”

The Board recommends you vote AGAINST this proposal for the following reasons:

The Board believes it is important that shareholders have a meaningful right to call special shareholder meetings, a right that ExxonMobil currently provides. A special meeting of ExxonMobil shareholders may be called by holders of not less than 10 percent of outstanding shares, in accordance with New Jersey law, upon a showing of good cause.

By requiring a showing of good cause to call a special meeting, New Jersey law, applicable to our Company, effectively balances the interests of all shareholders. By allowing shareholders of at least 10 percent of outstanding common stock to call a meeting for an appropriate purpose, all shareholders are protected against the potential risk that a minority shareholder group abuses this right for an illegitimate objective. If, after engagement with shareholders, the Board of Directors agrees that a special meeting is needed, then a meeting could be scheduled by the Board without the need for a court review.

Shareholder interests are protected by a strong, independent Board that is responsible for the effective oversight of management, including the CEO. Effective leadership is further provided by the independent Presiding Director who holds the authority to call, chair, and determine the agenda for executive sessions of the independent directors; provide feedback to the Chairman; chair Board meetings in the absence of the Chairman; and in consultation with the Chairman, review schedules and agendas for Board meetings.

Shareholders recognized the strength, leadership, and overwhelming independence of the ExxonMobil Board by providing voting support of more than 95 percent for all ExxonMobil directors in 2018.

60	2019 Proxy Statement

Many companies that provide shareholders the right to call a special shareholder meeting do so at a higher share threshold, often 20 percent or higher. As such, the 10 percent threshold coupled with the good cause requirement provides a meaningful and balanced shareholder right. The Board believes this proposal is, therefore, unnecessary.

Item 6 – Board Matrix

This proposal was submitted by the New York City Retirement Systems, 1 Centre Street, 8th Floor North, New York, NY 10007, the beneficial holder of 5,817,212 shares.

“RESOLVED: Shareholders of Exxon Mobil Corporation (‘Exxon’) request that its Board of Directors (the ‘Board’) disclose to shareholders each director’s/nominee’s gender and race/ethnicity, as well as skills, experiences and attributes that are most relevant in light of Exxon’s overall business, long-term strategy and risks, presented in a matrix form. The requested matrix shall not include any attributes the Board identifies as minimum qualifications for all Board candidates in compliance with SEC Regulation S-K.

The requested matrix shall be presented to shareholders in Exxon’s annual proxy statement and on its website within six months of the date of the annual meeting, and updated annually.

SUPPORTING STATEMENT

We believe a diverse board – in terms of relevant skills and experience AND gender and race/ethnicity – is a good indicator of a well-functioning board. Diverse boards can better manage risk by avoiding ‘groupthink’ – a cognitive bias whereby ‘homogenous, cohesive groups’ tend toward standard agreement with known business associates and not challenge ‘basic premises’ (http://www.ieoimf.org/ieo/files/completedevaluations/01102011Crisis_IV._Why_ Did_the_IMF_Fail_to_Give_Clear_Warning.pdf).

McKinsey research suggests that companies with greater gender and ethnic board diversity have stronger financial performance (https://www.mckinsey.com/business-functions/organization/our-insights/why-diversity-matters). MSCI research suggests that gender diverse boards have fewer instances of bribery, corruption, and fraud (https://www.msci.com/documents/10199/04b6f646-d638-4878-9c61-4eb91748a82b).

Many directors recognize the importance of, and many boards disclose information on, gender and racial/ethnic diversity on boards:

•

According to a 2017 PwC survey of 886 directors, 68% believe gender diversity is very important and 42% believe racial diversity is very important. Among those who responded that diversity is important, 82% said it improved board performance and 59% said it improved company performance. (https://www.pwc.com/us/en/ governance-insights-center/annual-corporate-directors-survey/assets/pwc-2017-annual-corporate--directors--survey.pdf)

•

According to a 2017 Equilar study of 500 large companies, 45.1% disclosed board composition by gender and 39.8% disclosed composition by race or ethnicity. (http://semlerbrossy.com/wp-content/uploads/Equilar-Board-Composition-and-Director-Recruiting-Trends-SEP-2017.pdf )

In its 2018 proxy statement, Exxon fails to disclose individual directors’ individual qualifications in a matrix format, to provide an overview of how the board effectively fulfills its oversight responsibilities in the aggregate.

A Board matrix will give Exxon shareholders a ‘big-picture’ view of nominees’ attributes, both individually and collectively, and how they fit together, thereby enabling shareholders to (a) assess how well-suited individual director nominees are for the company in light of (i) the company’s evolving business strategy and risks and (ii) the overall mix of skills and experiences; (b) identify any gaps in skills, experience or other characteristics; and (c) make better informed proxy voting decisions.

Using a matrix to present director qualifications is recommended by the National Association of Corporate Directors (https://www.nacdonline.org/Resources/Article.cfm?ItemNumber=35337), among other groups. The EY Center for Board Matters reported that 29% of S&P 500 companies disclosed a director skills matrix in 2018 (https://www.ey.com/Publication/vwLUAssets/EY-cbm-proxy-season-review-2018/$FILE/EY-cbm-proxy-season-review-2018.pdf ).

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The matrix approach that we request is consistent with the request in a March 2015 rulemaking petition to the Securities and Exchange Commission seeking mandatory matrix disclosure by all U.S. public companies (https://www.sec.gov/rules/petitions/2015/petn4-682.pdf).

We urge shareholders to vote FOR this proposal.”

The Board recommends you vote AGAINST this proposal for the following reasons:

The Board agrees that diversity is a key attribute of a well-functioning board, and is important information for shareholders. This is one of the reasons we provide detailed information regarding our Board in our proxy statement and on our website.

After conferring with the proponent, we supplemented this year’s proxy statement with several enhancements, including: a detailed matrix allowing shareholders to easily judge the collective competencies of the Board; clarity between Board qualifications and the competencies sought for director candidates; descriptions of the relevance of each competency to ExxonMobil’s business; infographics related to gender, race/ethnicity, and age diversity; and relevant competencies shown in each director biography. This adds to the data traditionally provided, including lists of the qualifications and competencies sought by the Board and a detailed description of how diversity fits into the candidate search process.

The board refreshment process is a key function of the Board and a priority of the Board Affairs Committee. This committee engages an independent executive search firm to help identify new director candidates, and also considers recommendations made by employee directors, shareholders, and others. All recommendations are evaluated against the Board’s Guidelines for Selection of Non-Employee Directors; these guidelines are available on exxonmobil.com and summarized in our proxy statement.

Diversity of experiences and backgrounds are important considerations in identifying and assessing Board candidates. The success of our refreshment program is clearly evident in the results. Female members comprise 30 percent of our Board, well above the S&P 500 average of 24 percent (2018 Spencer Stuart Board Index). The Board’s minority representation of 20 percent also exceeds the average of the top 200 S&P 500 companies (2018 Spencer Stuart Board Index). Four of the last seven most recently elected independent directors were women or race/ethnic minorities. Our Board also enjoys significant shareholder support, with votes on average ranging well into the mid 90-percentile over the past 10 years.

The imposition of a prescriptive matrix by individual director can promote a check-the-box approach to refreshment, thus increasing the risk of bypassing a well-qualified candidate, and may mislead shareholders into wrongly believing that only a subset of directors contribute to particular decisions or represent the Board on particular matters. Instead, the Board acts as a collective body, representing the interests of all shareholders. While individual directors leverage their experience and knowledge, Board decisions and perspectives reflect the collective wisdom of the group. The breadth of our disclosures, including the enhancements mentioned above, emphasizes the collective strength of our Board and meaningfully addresses the proposal.

Item 7 – Climate Change Board Committee

This proposal was submitted by Adam Seitchik, a client of Arjuna Capital, 1 Elm Street, Manchester, MA 01944, the beneficial owner of 42 shares.

“RESOLVED: Shareholders request the Board of Directors charter a new Board Committee on Climate Change to evaluate Exxon Mobil’s strategic vision and responses to climate change, and better inform Board decision making on climate issues. The charter should explicitly require the committee to engage in formal review and oversight of corporate strategy, above and beyond matters of legal compliance, to assess the company’s responses to climate related risks and opportunities, including the potential impacts of climate change on business, strategy, financial planning, and the environment.

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Supporting Statement: The proponent believes an independent committee would better provide focused fiduciary oversight of climate related risks and opportunities and should include board members with climate change expertise in areas such as policy, carbon pricing, renewable energy, adaptation, and climate science.

WHEREAS: Major oil companies face unprecedented disruption to their business driven by global imperatives to limit global warming and competition from non-carbon-emitting technologies. The Intergovernmental Panel on Climate Change projects dramatic drops in industry emissions of 50 to 90 percent by 2050 are necessary to limit global warming to between 1.5 and 2 degrees Celsius.

Board oversight of climate change strategy and planning is essential to address the existential threat of climate change to the fossil fuel industry and our Company. 84 percent of companies in the energy sector have adopted some level of board oversight of climate change, but only 6 percent provide board incentives (monetary and non-monetary) for managing this critical threat, the lowest of all industries.

Effective governance of climate change risk, opportunity, adaptation and transition is essential to the long term success of Exxon. Investors believe a commitment to good climate change governance should be formalized in the board charter.

As fiduciaries, our Board is responsible for stewardship of business performance and long term strategic plans, while reviewing specific risk factors like developments in climate science and policy. Evidence from other companies demonstrates that committee charter language helps define the scope of fiduciary duties of board members.

Currently, there is no specialized committee to help the Board carry out its responsibility for Climate Change oversight like there is for the Audit, Board Affairs, Compensation, Public Issues and Contributions, and Finance Committees, despite the existential nature of climate change for our Company.

Exxon has stated that ‘climate risk oversight ultimately is the responsibility of the Board of Directors,’ yet climate appears a tangential focus of the full board, as it is among approximately 17 other duties. And despite reporting that the Public Issues and Contributions Committee assists in oversight of climate risk, the committee’s charter does not list climate change among its approximately 6 other duties.

A failure to adequately plan for a low carbon transition, including climate change policy, competition from renewables, peak oil demand, and unburnable fossil fuel reserves, may place investor capital at substantial risk. It vital that our Company formalize board level oversight of climate change strategy to remain successful in an increasingly decarbonizing economy.”

The Board recommends you vote AGAINST this proposal for the following reasons:

The Board agrees that oversight of risks and the Company’s strategic direction is an important aspect of ExxonMobil’s enterprise risk management, and that effective risk management is essential to the long-term success of the Company.

The Board is responsible for the oversight of all Company risks, including climate-related risks. As part of a well-established process, the Board routinely reviews environmental stewardship through briefings on scientific and technical research, public policy positions and analysis, and Company initiatives and actions. The Board recognizes that the risk of climate change has the potential to manifest itself in a number of ways. The risk of changing demand for ExxonMobil’s products for any reason, including climate, technology, or economic conditions, is considered a key risk, which is managed by the full Board.

To understand the potential corporate impact of a specific risk factor, it is important to understand the interactions and interdependencies with other risk drivers. As such, the Board believes it is important to evaluate specific risks in the context of all relevant risk. Annually, through its review of the Outlook for Energy, areas of research and development and the Company’s strategies and business plans, the Board assesses the Company’s management of, and response to, external risk factors. As part of its careful consideration of climate-related risks and opportunities, for the last decade at least one session of the full Board each year is dedicated to climate issues, with the Board engaging Company subject matter experts on the latest developments in climate science and policy.

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In addition, the Board relies on committees to provide additional insight on the risks faced by the Company. For example, the Board Audit Committee assesses ExxonMobil’s overall risk management approach and structure to ensure that enterprise-level risks are being appropriately considered by the Board. The Public Issues and Contributions Committee (“PICC”) regularly reviews ExxonMobil’s safety, health, and environmental performance, including steps taken to identify and manage climate-related risks and opportunities, and informs the Board on such matters.

The PICC, in conjunction with the Audit Committee, assists the Board in regularly considering climate-related risks, including the potential impacts on business, strategy, financial planning, and the environment, in a multitude of settings. These include: during the annual corporate planning process; during technology reviews; when reviewing current events; during shareholder engagements; when assessing Company performance; during annual visits to operating sites; and in reviews of publications like the Energy & Carbon Summary and Outlook for Energy; and regulatory filings like the SEC Form 10-K.

Accordingly, the Board believes that the PICC, and the Audit Committee in its review of the risk management framework, are better structured to assess the risks of climate change and make recommendations to the Board than a new committee created solely for this purpose.

Thus, while we agree that effective governance and oversight of climate issues are critical to long-term success, given the already-established review process, as well as the broad oversight currently provided by the PICC, the Audit Committee, and the full Board, the Board is confident that this matter is appropriately addressed.

Item 8 – Report on Risks of Gulf Coast Petrochemical Investments

This proposal was submitted by Andrew Behar, a client of As You Sow, 1611 Telegraph Avenue, Suite 1450, Oakland, CA 94612, the beneficial owner 40 shares.

“RESOLVED: Shareholders request that ExxonMobil, with board oversight, publish a report, omitting proprietary information and prepared at reasonable cost, assessing the public health risks of expanding petrochemical operations and investments in areas increasingly prone to climate change-induced storms, flooding, and sea level rise.

Supporting Statement: Investors request the company assess, among other related issues at management and Board discretion: The adequacy of measures the company is employing to prevent public health impacts from associated chemical releases.

WHEREAS: Investors are concerned about the financial, health, environmental, and reputational risks associated with operating and building-out new chemical plants and related infrastructure in Gulf Coast locations increasingly prone to catastrophic storms and flooding associated with climate change. Civil society groups have mobilized to oppose the expansion of petrochemical facilities in their communities due to concerns regarding direct impacts to their health and livelihoods from unintentional air and water pollutant releases. Such opposition threatens to jeopardize ExxonMobil’s social license to operate in the region.

Petrochemical facilities like ethane crackers and polyethylene processing plants produce dangerous pollutants including benzene (a known carcinogen), Volatile Organic Compounds, and sulfur dioxide. These operations can become inundated and pose severe chemical release risks during extreme weather events. Flooding from Hurricane Harvey in 2017 resulted in ExxonMobil plant shut downs and the release of unpermitted, unsafe levels of pollutants. Nearby Houston residents reported respiratory and skin problems following ExxonMobil’s releases during Hurricane Harvey.

Growing storms and the costs they bring our company are predicted to increase in frequency and intensity as global warming escalates. Flood-related damage is projected to be highest in Texas, where many of ExxonMobil’s petrochemical plants are concentrated. Houston alone has seen three 500-year floods in the span of three years. Hurricane Harvey contributed to decreased earnings of approximately $40 million for ExxonMobil in 2017.

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Historically, releases from ExxonMobil’s petrochemical operations have exceeded legal limits, exposing the company to liability and millions in payment for violations of environmental laws including the Clean Air and Clean Water Acts. As climate change intensifies flooding and storm strength, the potential for unplanned chemical releases grows. Investors are concerned that ExxonMobil has not adequately demonstrated how it will prevent such unsafe chemical releases.

In spite of these risks, Exxon has accelerated its petrochemical activity in the Gulf Coast, investing heavily in further expansion in flood-prone areas of Texas and Louisiana. The company has generally disclosed that risks from storms may impact its business and that extreme storms are among the factors considered in its Operations Integrity Management System. The impacts to Exxon’s operations from Hurricane Harvey, however, indicate the company’s level of preparedness was insufficient. While the Company rapidly expands its petrochemical assets in climate-impacted areas, its available disclosures do not provide investors adequate information to understand whether ExxonMobil is effectively assessing and managing the drastic increase in material public health and financial risks presented by climate-related storm impacts and sea level rise.”

The Board recommends you vote AGAINST this proposal for the following reasons:

ExxonMobil invests only in petrochemical plants or other operations where the potential public health risk can be managed to safe and acceptable levels. Therefore, the report requested by the proponent is not necessary.

To meet society’s growing demand for our products, ExxonMobil must often work in remote and challenging environments all over the world, including in flood-prone areas. Using a rigorous and comprehensive assessment process, we consider the full range of potential environmental, socioeconomic, and health risks associated with our operations before we begin a new development. This allows us to establish a comprehensive understanding of the potential impacts and develop measures to avoid, mitigate, or remedy them. This proven assessment approach is worked jointly with the communities in which we operate and in cooperation with the governments and agencies that provide oversight for permit application and approval processes.

ExxonMobil’s Operations Integrity Management System (“OIMS”) has proven effective at ensuring readiness for and resiliency to extreme weather conditions. Our facilities are designed, constructed, and operated consistent with industry standards to withstand a variety of extreme weather and environmental conditions. When considering physical risks such as flooding and storms, we use historical experience, with additional safety factors, to cover a range of uncertainties. We monitor and manage ongoing facility integrity, and maintain disaster preparedness, response, and business continuity plans.

Our scientists and engineers are considered experts and through their participation in industry groups, they advise and gather insights to inform and improve standards, which in turn are adopted to enhance ExxonMobil’s operations. ExxonMobil’s spill prevention program and related procedures are effective. We build layers of protection by requiring that equipment is inspected and maintained, operators are trained, and drills are conducted. We take a rigorous approach to assessing and managing the potential impacts of a spill on water or land, with a particular emphasis on risk management, operations integrity, and containment capabilities. If a spill does occur, we ensure a rapid, comprehensive response to minimize the impact on communities and the environment.

These detailed, well-practiced, and continuously evaluated emergency response plans, tailored to each facility, help ExxonMobil respond to unplanned events, including extreme weather. For example, we started response efforts to Hurricane Harvey before the storm even arrived, safely shutting down operations, and quickly recovering after it passed. Our Baytown and Beaumont refineries effectively minimized environmental impacts from our operations as a result of the storm and the resulting power loss.

Our efforts benefit our operations and the communities where we operate. At Beaumont, ExxonMobil assisted in emergency storm recovery with around-the-clock efforts to restore water service to the city by mobilizing a temporary pumping solution, providing numerous generators for critical storm water management systems, and providing in-kind donations of labor and key equipment exceeding an estimated $900,000. At Baytown, the Company donated 27,000 gallons of fuel to area first responders, delivered cleaning supplies to schools and partnering agencies, and provided much-needed supplies to local schools. In the Portland, Texas area, ExxonMobil redirected the Company’s heavy equipment and local crews to assist with recovery efforts, removing 2,400 tons of debris. Prior to the storm’s arrival, ExxonMobil also made a financial contribution to community disaster relief efforts.

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ExxonMobil reports on OIMS, process safety, and environmental performance at its facilities in our Sustainability Report and other public statements and publications, available at exxonmobil.com.

Item 9 – Report on Political Contributions

This proposal was submitted by the Unitarian Universalist Association, 24 Farnsworth Street, Boston, MA 02210, the beneficial owners of 87 shares and lead proponent of a filing group.

“Resolved: The shareholders of Exxon Mobil Corporation (‘Exxon’ or ‘Company’) hereby request that the Company prepare and semiannually update a report, which shall be presented to the pertinent board of directors committee and posted on the Company’s website, that discloses the Company’s:

(a)	Policies and procedures for making electoral contributions and expenditures with corporate funds (both direct and indirect), including the board’s role (if any) in that process; and

(b)

Monetary and non-monetary contributions or expenditures that could not be deducted as an ‘ordinary and necessary’ business expense under section 162(e)(1)(B) of the Internal Revenue Code, including (but not limited to) contributions or expenditures on behalf of candidates, parties, and committees and entities organized and operating under section 501(c)(4) of the Internal Revenue Code, as well as the portion of any dues or payments made to any tax-exempt organization (such as a trade association) used for an expenditure or contribution that, if made directly by the Company, would not be deductible under section 162(e)(1)(B) of the Internal Revenue Code.

The report shall be made available within 12 months of the annual meeting and identify all recipients and the amount paid to each recipient from Company funds. This proposal does not encompass lobbying spending.

Supporting Statement

As long-term Exxon shareholders, we support transparency and accountability in corporate electoral spending. Disclosure is in the best interest of the Company and its shareholders. The Supreme Court recognized this in its 2010 Citizens United decision, which said: ‘[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.’

Publicly available records show Exxon has contributed at least $11,500,000 in corporate funds since the 2010 election cycle. (CQMoneyLine: http://moneyline.cq.com; National Institute on Money in State Politics: http://www.followthemoney.org).

We acknowledge that Exxon publicly discloses a policy on corporate political spending and its direct contributions to candidates, parties, and committees. However, we believe this is insufficient because Exxon does not disclose the following:

•	A full list of trade associations to which it belongs and the non-deductible portions under section 162(e)(1)(B) of the dues paid to each; and

•	Payments to any other third-party organization, including those organized under section 501(c)(4) of the Internal Revenue Code, that could be used for election-related purposes.

Information on indirect electoral spending through trade associations and 501(c)(4) groups cannot be obtained by shareholders unless the Company discloses it. This proposal asks the Company to disclose all of its electoral spending, both direct and indirect. This would bring our company in line with a growing number of leading companies, including ConocoPhillips, Noble Energy, Inc., and Sempra Energy, which present this information on their websites. Exxon’s Board and shareholders need comprehensive disclosure to be able to fully evaluate the use of corporate assets in elections. We urge your support FOR this critical governance reform.”

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The Board recommends you vote AGAINST this proposal for the following reasons:

The Company believes disclosure requirements outlined by federal and state laws are adequate. In addition, they are equitable as they require the same level of disclosure from all participants in the political process.

The Board agrees with the proponent that making political contributions and expenditures with corporate funds is a legitimate corporate activity. ExxonMobil, like many labor unions, companies, and other entities, engages in the political process by providing financial support to candidates and political organizations, that understand the necessity of fair and balanced public policy. Corporate political contributions are subject to a strict internal review process that requires them to be approved by the Chairman under the Company’s Political Activities Guidelines, available on our corporate website. Procedures are routinely verified during internal audits of the Corporation’s political activities. The political contributions of the Corporation, as well as the contributions of the political action committees established by the Corporation, are reviewed annually with the Board of Directors.

ExxonMobil complies fully with all relevant political spending disclosure laws, and also self-discloses multi-year political contributions to candidates and political organizations in the Political Contributions and Lobbying section of exxonmobil.com. Additional relevant information is found in ExxonMobil’s Sustainability Report, and websites for federal and state regulatory agencies, and the United States Congress. In addition, political contributions made by the Exxon Mobil Corporation Political Action Committee are reported monthly to the Federal Election Commission, and are a matter of public record at www.fec.gov.

To the extent the proponent believes that current law requires inadequate disclosure from all parties, we believe that the U.S. Congress, Executive Branch, and state and local governments are the appropriate recipients of the proponent’s specific positions on political contribution disclosure laws and any reforms they seek. ExxonMobil should not be held to a different standard than other groups.

With the reporting and detail currently provided, the report requested by this proposal is not necessary.

Item 10 – Report on Lobbying

This proposal was submitted by United Steelworkers, 60 Boulevard of the Allies, Pittsburgh, PA 15222, the beneficial owner of 116 shares and lead proponent of a filing group.

“Whereas, we believe in full disclosure of ExxonMobil’s direct and indirect lobbying activities and expenditures to assess whether ExxonMobil’s lobbying is consistent with its expressed goals and in the best interests of shareholders.

Resolved, the shareholders of ExxonMobil request the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by ExxonMobil used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	Description of management’s and the Board’s decision making process and oversight for making payments described above.

For purposes of this proposal, a ‘grassroots lobbying communication’ is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. ‘Indirect lobbying’ is lobbying engaged in by a trade association or other organization of which ExxonMobil is a member.

Both ‘direct and indirect lobbying’ and ‘grassroots lobbying communications’ include efforts at the local, state and federal levels.

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The report shall be presented to the Audit Committee or other relevant oversight committees and posted on ExxonMobil’s website.

Supporting Statement

We encourage transparency in ExxonMobil’s use of funds to lobby. ExxonMobil spent $99.43 million from 2010 – 2017 on federal lobbying. These figures do not include state lobbying expenditures, where ExxonMobil also lobbies but disclosure is uneven or absent. For example, ExxonMobil spent $3,860,715 on lobbying in California from 2010 – 2017. Exxon also lobbies abroad, reportedly spending between €3.75m and €4m on lobbying in Brussels for 2017 (‘Revealed: ExxonMobil’s Private Dinner with Cyprus’ Top EU Brass,’ EU Observer, August 12, 2018).

We commend ExxonMobil for ending its membership in the American Legislative Exchange Council (‘Exxon Mobil Joins Exodus of Firms from Lobbying Group ALEC,’ Reuters, July 12, 2018). However, serious disclosure concerns remain. ExxonMobil belongs to the American Petroleum Institute, Business Roundtable (BRT), Chamber of Commerce and National Association of Manufacturers (NAM), which altogether spent $260,410,014 on lobbying for 2016 and 2017. Both the BRT and NAM are lobbying against shareholder rights to file resolutions. ExxonMobil does not disclose its memberships in, or payments to, trade associations, or the amounts used for lobbying.

We are concerned that ExxonMobil’s lack of lobbying disclosure presents reputational risks when its lobbying contradicts company public positions. For example, ExxonMobil supports the Paris climate agreement, yet was named one of the top three global corporations lobbying against effective climate policy, (‘When Corporations Take Credit for Green Deeds Their Lobbying May Tell Another Story,’ The Conversation, July 17, 2018), and the Chamber undermined the Paris climate accord (‘Paris Pullout Pits Chamber against Some of Its Biggest Members,’ Bloomberg, June 9, 2017). As shareholders, we believe that companies should ensure there is alignment between their own positions and their lobbying, including through trade associations.”

The Board recommends you vote AGAINST this proposal for the following reasons:

The report requested by the proponent is not necessary. The Board fully supports accountability and appropriate transparency and disclosure of lobbying activities and expenditures. As a result, the Company makes its positions on key issues, lobbying expenses, and specific issues lobbied available to the public.

ExxonMobil has an established process to determine public policy issues that are important to the Company, which includes reviews by both the Management Committee and the Board. We calibrate our lobbying and advocacy efforts accordingly. Positions on key issues and grassroots lobbying communications produced by the Corporation are publicly available on the Exxchange website, exxchange.com, ExxonMobil’s advocacy community portal. Our lobbying is aligned with those positions. The Company’s positions on key issues are also available on exxonmobil.com.

Under our Political Activities Policy and Guidelines, certain employees are authorized to act on behalf of the Company to execute the political activities of the Company, including lobbying. Lobbying is viewed by the Corporation as a political activity in support of business interests. The policy and guidelines are viewable, and lobbying activities are described, in the Political Contributions and Lobbying section on exxonmobil.com. Furthermore, ExxonMobil, and where required, its employee lobbyists, file lobby disclosure reports at the state and local level in accordance with all applicable state and local lobby disclosure laws.

ExxonMobil publicly reports on a quarterly basis to the U.S. Congress our federal lobbying expenses and the specific issues lobbied. The total figure reported in ExxonMobil’s public Lobbying Disclosure Act filings includes expenses associated with the costs of employee federal lobbying, as well as those portions of payments to trade associations and other groups that are spent on federal lobbying. All reports are accessible to the general public on the U.S. Senate’s website at www.senate.gov. More recently filed reports are also listed on exxonmobil.com.

Our contributions to more than 100 U.S.-based organizations are detailed in the Worldwide Contributions and Community Investments: Public Policy report available at exxonmobil.com. Our contributions do not constitute an endorsement of every policy position or point of view expressed by a recipient organization. As is true of all nonprofit

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groups we support, an annual evaluation of the merits of each organization is conducted, and we reserve the right to initiate, sustain, or withdraw support at any time as demonstrated by our actions in 2018 when, for example, we withdrew from the American Legislative Exchange Council.

These efforts comply fully with the spirit and letter of all federal and state lobbying disclosure requirements. We believe these existing disclosure laws are appropriately broad and provide the necessary transparency, consistent with that provided by all parties in the political process. ExxonMobil should not be held to a different standard than other groups engaging in such activity. As such, ExxonMobil believes that the U.S. Congress, Executive Branch, and state and local governments are the appropriate recipients of the proponent’s specific positions on lobbying disclosure laws, and any reforms they seek.

PAY RATIO

The annual total compensation of the CEO of the Corporation for 2018 was $18,810,320. The median of the annual total compensation of all employees of the Corporation except the CEO for 2018 was $171,375. The ratio of the annual total compensation of the CEO for 2018 to the median of the annual total compensation of all employees was 110:1.

The median employee was identified as of October 1, 2018, based on total taxable wages for the most recently completed prior fiscal year as shown in the Corporation’s records. No estimates or sampling methodologies were used for this purpose. No cost-of-living adjustments were made, and the taxable wages of employees employed for less than the full fiscal year were not annualized. “Employees” were defined based on applicable employment and tax laws.

For purposes of this disclosure, as permitted by SEC rules, the value of nondiscriminatory benefits is included in annual total compensation of both the median employee and the CEO. These nondiscriminatory benefits are long-term disability, basic life insurance, accidental death and dismemberment insurance, medical, and dental.

We believe including these benefits provides a more accurate compensation ratio. Since SEC rules do not require inclusion of these generally available benefits in the Summary Compensation Table, the annual total compensation of the CEO shown above is slightly higher than the Total Compensation shown for the CEO in that table.

ExxonMobil is a global company with employees in many countries around the world. As permitted by the de minimis exemption under the SEC rules, for purposes of identifying the median employee we have excluded employees from 41 countries, which represent in aggregate less than 5 percent of the Corporation’s total employees. As required, where any employees from a jurisdiction were excluded, all employees from that jurisdiction were excluded. In total, as detailed in the table below, 2,924 employees were excluded under the de minimis exemption of a total number of 72,619 worldwide employees.

Countries Excluded / Number of Employees
1.	Norway	395	12.	Sweden	72	23.	South Korea	22	34.	Tanzania	4
2.	Egypt	343	13.	Taiwan	71	24.	Romania	21	35.	Mauretania	4
3.	Chad	307	14.	United Arab Emirates	71	25.	N. Mariana Island	20	36.	Cameroon	3
4.	Mexico	274	15.	Cyprus	52	26.	Saudi Arabia	14	37.	Azerbaijan	3
5.	Equatorial Guinea	270	16.	Guam	38	27.	Spain	13	38.	Luxembourg	3
6.	Qatar	143	17.	Poland	36	28.	South Africa	12	39.	Peru	2
7.	Japan	141	18.	Fiji	32	29.	Micronesia	9	40.	Ghana	2
8.	Turkey	125	19.	Kazakhstan	32	30.	Vietnam	7	41.	Switzerland	2
9.	Guyana	107	20.	New Caledonia	26	31.	Greece	7
10.	Finland	94	21.	Mozambique	25	32.	Denmark	7
11.	New Zealand	87	22.	Colombia	23	33.	Ukraine	5

Total number of employees excluded:     2,924

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ADDITIONAL INFORMATION

Other Business

We are not currently aware of any other business to be acted on at the annual meeting. Under the laws of New Jersey, where ExxonMobil is incorporated, no business other than procedural matters may be raised at the meeting unless proper notice has been given to the shareholders. If other business is properly raised, your proxies have authority to vote as they think best, including to adjourn the meeting.

People With Disabilities

We can provide reasonable assistance to help you participate in the meeting if you tell us about your disability and your plans to attend. Please call or write the Secretary at least two weeks before the meeting at the telephone number, address, or fax number listed under Contact Information on page 7.

Outstanding Shares

On February 28, 2019, there were 4,233,104,962 shares of common stock outstanding. Each common share has one vote.

How We Solicit Proxies

In addition to this mailing, ExxonMobil officers and employees may solicit proxies personally, electronically, by telephone, or with additional mailings. ExxonMobil pays the costs of soliciting this proxy. We are paying D.F. King & Co. a fee of $30,000 plus expenses to help with the solicitation. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

Shareholder Proposals and Director Nominations for Next Year

Any shareholder proposal for the annual meeting in 2020 must be sent to the Secretary at the address or fax number of ExxonMobil’s principal executive office listed under Contact Information on page 7. The deadline for receipt of a proposal to be considered for inclusion in the 2020 proxy statement is 5 p.m. Central Time, on December 13, 2019. The deadline for notice of a proposal for which a shareholder will conduct his or her own solicitation is February 26, 2020. Upon request, the Secretary will provide instructions for submitting proposals.

Submissions of nominees for director under the proxy access provisions of our bylaws for the 2020 annual meeting must be submitted in compliance with those bylaws no later than December 13, 2019, and no earlier than November 13, 2019. Notice of a director nomination other than under proxy access must be submitted in compliance with the advance notice provisions of our bylaws no later than January 30, 2020, and no earlier than December 31, 2019.

Duplicate Annual Reports

Registered shareholders with multiple accounts may authorize ExxonMobil to discontinue mailing annual reports on an account by calling ExxonMobil Shareholder Services at the toll-free telephone number listed on page 7 at any time during the year. Beneficial holders should contact their banks, brokers, or other holders of record to discontinue duplicate mailings. At least one account must continue to receive an annual report. Eliminating these duplicate mailings will not affect receipt of future proxy statements and proxy cards.

Shareholders With the Same Address

If you share an address with one or more ExxonMobil shareholders, you may elect to “household” your proxy mailing. This means you will receive only one set of proxy materials at that address unless one or more shareholders at that address specifically elect to receive separate mailings. Shareholders who participate in householding will continue to receive separate proxy cards. Householding will not affect dividend check mailings. We will promptly send separate proxy materials to a shareholder at a shared address on request. Shareholders with a shared address may also request us to send separate proxy materials in the future, or to send a single copy in the future, if we are currently sending multiple copies to the same address.

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Requests related to householding should be made by calling ExxonMobil Shareholder Services at the telephone number listed on page 7. Beneficial shareholders should request information about householding from their banks, brokers, or other holders of record.

SEC Form 10-K

Shareholders may obtain a copy of the Corporation’s Annual Report on Form 10-K to the Securities and Exchange Commission without charge by writing to the Secretary at the address listed under Contact Information on page 7, or by visiting ExxonMobil’s website at exxonmobil.com/secfilings.

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DIRECTIONS

ExxonMobil 2019 Annual Meeting

Wednesday, May 29, 2019

9:30 a.m. Central Time

Renaissance Dallas Hotel Conference Center

2222 North Stemmons Freeway

Dallas, Texas 75207

•	Free self-parking is provided at the Renaissance Hotel in the parking garage and in the hotel’s uncovered ground-level parking lot.

•

From I-45/Hwy. 75 – Take I-345, Exit 286A, TX-366 Spur West (Woodall Rodgers Freeway) and I-35E North to North Stemmons Freeway. Take exit 430B-430C from I-35E North toward Market Center Boulevard/Wycliff Avenue. Merge onto North Stemmons Freeway. Hotel is located at North Stemmons Freeway and Wycliff Avenue.

•	From I-35 – Take exit 430B-430C toward Market Center Boulevard/Wycliff Avenue. Merge onto North Stemmons Freeway. Hotel is located at North Stemmons Freeway and Wycliff Avenue.

•

From DFW Airport – Take South exit to Hwy. 183 East. Follow 183 East to Interstate 35/Stemmons Freeway South. Continue on the freeway to exit 430C for Wycliff Avenue. Turn left off exit. Travel under the bridge then turn left onto North Stemmons Freeway. The hotel entrance will be on the right.

•

From Love Field – Take first right turn onto West Mockingbird Lane. Merge onto southbound Harry Hines Boulevard then make a slight right onto Market Center Boulevard. Take the second right turn onto North Stemmons Freeway. The hotel entrance will be on the right.

Printed entirely on recycled paper	002CSN9B54

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.

Online
Go to www.investorvote.com/exxonmobil or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) or 1-781-575-2300 outside the US, Canada, and Puerto Rico.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Save paper, time, and money Sign up for electronic delivery at www.investorvote.com/exxonmobil

▼  IF VOTING BY MAIL, SIGN THE REVERSE SIDE, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

VOTING ITEMS — The Directors recommend a vote FOR all the nominees listed. (page 19)

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
01 - Susan K. Avery	☐	☐	☐	05 - Steven A. Kandarian	☐	☐	☐	08 - Steven S Reinemund	☐	☐	☐

02 - Angela F. Braly	☐	☐	☐	06 - Douglas R. Oberhelman	☐	☐	☐	09 - William C. Weldon	☐	☐	☐

03 - Ursula M. Burns	☐	☐	☐	07 - Samuel J. Palmisano	☐	☐	☐	10 - Darren W. Woods	☐	☐	☐

04 - Kenneth C. Frazier	☐	☐	☐

The Directors recommend a vote FOR proposal items 2 and 3.

	For	Against	Abstain		For	Against	Abstain

2. Ratification of Independent Auditors (page 28)	☐	☐	☐	3. Advisory Vote to Approve Executive Compensation (page 30)	☐	☐	☐

The Directors recommend a vote AGAINST shareholder proposal items 4 through 10.

	For	Against	Abstain		For	Against	Abstain

4. Independent Chairman (page 58)	☐	☐	☐	8. Report on Risks of Gulf Coast Petrochemical Investments (page 64)	☐	☐	☐

5. Special Shareholder Meetings (page 59)	☐	☐	☐	9. Report on Political Contributions (page 66)	☐	☐	☐

6. Board Matrix (page 61)	☐	☐	☐	10. Report on Lobbying (page 67)	☐	☐	☐

7. Climate Change Board Committee (page 62)	☐	☐	☐

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002CSP0083 02Z2ZO

2019 Annual Meeting of Shareholders Admission Ticket
TIME	Wednesday, May 29, 2019
9:30 a.m. Central Time
PLACE	Renaissance Dallas Hotel Conference Center
2222 North Stemmons Freeway
Dallas, TX 75207
WEBCAST	A presentation with audio will be available on the Internet at exxonmobil.com. Instructions will appear on the website prior to the event.
ADMISSION

This ticket will admit shareholder. A ticket for one guest can be requested at the Admissions desk at the annual meeting. A valid admission ticket and government-issued picture identification are required for each of the shareholder and the guest.

For safety and security reasons, cameras, smartphones, recording equipment, electronic devices, computers, large bags, briefcases, packages, and firearms or other weapons will not be permitted in the building.

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/exxonmobil

▼ IF VOTING BY MAIL, SIGN BELOW, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

PROXY/VOTING INSTRUCTIONS	+
Solicited by the Board of Directors

The undersigned hereby appoints, and instructs the appropriate account trustee(s), if any, to appoint, U.M. Burns, K.C. Frazier, S.J. Palmisano, S.S Reinemund, and D.W. Woods, or each or any of them, with power of substitution, proxies to act and vote shares of common stock of the undersigned at the 2019 annual meeting of shareholders of Exxon Mobil Corporation and at any adjournments thereof, as indicated, upon all matters referred to on the reverse side and described in the proxy statement for the meeting and, at their discretion, upon any other matters that may properly come before the meeting.

This proxy covers shares of ExxonMobil common stock registered in the name of the undersigned (whether certificated or book entry) and shares held in the name of the undersigned in the Computershare Investment Plan. This card also provides voting instructions to the applicable trustees for any shares held in the name of the undersigned in the ExxonMobil Savings Plan and/or a Computershare Investment Plan IRA.

If no other indication is made on the reverse side of this form, the proxies/trustees shall vote: (a) for the election of the director nominees; and (b) in accordance with the recommendations of the Board of Directors on the other matters referred to on the reverse side.

NON-VOTING ITEMS

Change of Address — Please print new address below.	Comments — Please print your comments below.

AUTHORIZED SIGNATURES — This section must be completed for your vote to be counted. Date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

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